Exhibit 4.2

INDENTURE

Dated as of August 6, 2003

Among

EURAMAX INTERNATIONAL, INC. and

EURAMAX INTERNATIONAL HOLDINGS B.V.,

as Issuers,

the Guarantors named herein

and

JPMORGAN CHASE BANK,

as Trustee

8½% Senior Subordinated Notes due 2011

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08; 7.10; 13.02
(c)	N.A.
§ 311(a)	7.11
(b)	7.11
(c)	N.A.
§ 312(a)	2.05
(b)	13.03
(c)	13.03
§ 313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06, 13.02
(d)	7.06
§ 314(a)	4.11; 4.12; 13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
§ 315(a)	7.01(b)
(b)	7.05; 13.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
§ 316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	10.04
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	13.01

N.A.  means Not Applicable.

NOTE:   This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

v

NOTE:  This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE dated as of August 6, 2003, among EURAMAX INTERNATIONAL, INC., a Delaware corporation (the “Company”), EURAMAX INTERNATIONAL HOLDINGS B.V., a Dutch registered company (“Euramax B.V.” and together with the Company, the “Issuers”), the guarantors party hereto from time to time (the “Guarantors”), and JPMORGAN CHASE BANK (the “Trustee”).

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuers’ 8 1/2% Senior Subordinated Notes due 2011:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                    Definitions.

“1996 Notes” means the 11 1/4% Senior Subordinated Notes due 2006 of Euramax International Limited, Euramax European Holdings Limited and Euramax European Holdings, B.V., each Wholly Owned Subsidiaries of the Company.

“2003 Stock Transaction” means the acquisition of common stock of the Company on June 12, 2003 by Citigroup Venture Capital Equity Partners, L.P. (“CVCEP”) and its affiliates from CVC European Equity Partners, L.P., CVC European Equity Partners (Jersey), L.P. and BNP Paribas and certain other stockholders.

“Acquired Indebtedness” means, with respect to any Person, Indebtedness of such Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from another Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

“Additional Interest” means the additional interest on the Securities which the Issuers have agreed to pay, as liquidated damages, under the circumstances and to the extent set forth in Section 4 of the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar or in connection with the Credit Agreement, the agent thereunder.  See Section 2.03.

“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of:

(1)           1.0% of the then outstanding principal amount of the Security; and

(2)           the excess of:

(a)           the present value at such redemption date of (i) the redemption price of the Security at August 15, 2007 as set forth in Section 3.07(b) plus (ii) all remaining required interest payments due on the Security through August 15, 2007 (excluding accrued but unpaid interest), computed using a semi-annual discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the then outstanding principal amount of the Security.

 “Applicable Procedures” means with respect to any transfer or exchange of Book-Entry Interests, the rules and procedures of the Depositary, DTC, Euroclear or Clearstream that apply to such transfer or exchange.

“Asset Disposition” means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of

(i)            shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares and shares owned by foreign shareholders to the extent required by applicable local law in foreign countries), or

(ii)           property or assets of the Company or any Subsidiary of the Company;

provided, however, that an Asset Disposition shall not include

(a)           any sale, transfer, pledge or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company;

(b)           any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business;

(c)           any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $2.5 million individually;

(d)           the grant in the ordinary course of business of any nonexclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(e)           any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is a Permitted Lien or otherwise granted in compliance with Section 4.18;

(f)            any Restricted Payment permitted by Section 4.06;

(g)           any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in the Company’s or any of its Restricted Subsidiaries’ business;

(h)           the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Issuers as permitted under Section 5.01; provided that the assets not so sold, leased, conveyed, disposed of or otherwise transferred shall be deemed an Asset Disposition; or

(i)            any disposition that constitutes a Change of Control.

Notwithstanding the foregoing, the term “Asset Disposition” shall not include a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.06.

“Average Life” means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

“Bankruptcy Law” means (i) Title 11 of the U.S. Code, (ii) the “Faillissementswet” or (iii) any other law of the United States, The Netherlands, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Board of Directors” means the Board of Directors of any of the Issuers or the Guarantors, as the case may be, or any authorized committee of that Board.

“Board Resolution” means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

“Book-Entry Interest” means a beneficial interest in a Global Security shown on and only transferred through records maintained in book-entry form by DTC (with respect to the Participants) and its Participants.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, resolution or executive order to close.

“Capital Lease Obligations” of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP.  The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person (including any Preferred Stock outstanding on the Issue Date).

“Change of Control” means the occurrence of any of the following events after the Issue Date:

(i)            any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a “Group”), together with any Affiliates or Related Persons thereof, other than Permitted Holders, shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least a majority of the voting power of the outstanding Voting Stock of the Company;

(ii)           any sale, lease or other transfer (in one transaction or a series of related transactions) is made by the Company or its Restricted Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person;

(iii)          the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the voting stock of the Company immediately prior to such consummation shall cease to own a majority of the voting stock of the Company or the surviving entity if other than the Company;

(iv)          Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or

(v)           the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

“Claim” means any claim arising from the rescission of the purchase of the Securities, for damage arising from the purchase of the Securities or for reimbursement or contribution on account of such a claim.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Company” means the Person named as the “Company” in the first paragraph of this indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.

“Company Request” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Cash Flow Available for Fixed Charges” of any Person means for any period the Consolidated Net Income of such Person for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication):

(i)            Consolidated Interest Expense of such Person for such period, plus

(ii)           Consolidated Income Tax Expense of such Person for such period, plus

(iii)          the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period, plus

(iv)          any other non-cash charges (including, without limitation, charges relating to the issuance or vesting of Capital Stock (other than Disqualified Stock) to Permitted Holders or the issuance or exercise of options to acquire Capital Stock (other than Disqualified Stock) to or by Permitted Holders) to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period, plus

(v)           to the extent not capitalized, fees and expenses related to the Securities issued on the Issue Date, the Tender Offer and the 2003 Stock Transaction.

“Consolidated Cash Flow Ratio” of any Person means for any period the ratio of:

(i)            Consolidated Cash Flow Available for Fixed Charges of such Person for such period to

(ii)           the sum of

(A)          Consolidated Interest Expense of such Person for such period, plus

(B)           the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or its Restricted Subsidiaries, minus

(C)           Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be Incurred, plus

(D)          the annual interest expense with respect to any other Indebtedness Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in clause (ii)(A), minus

(E)           Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (ii)(D);

provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period; provided, further, however, that, in the event such Person or any of its Restricted Subsidiaries has made any Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.  Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision and may include reasonably ascertainable cost savings.

“Consolidated Income Tax Expense” of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any Person means for any period, without duplication, (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP and (b) dividend requirements of such Person and its Restricted Subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of Restricted Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock of such Person or such Restricted Subsidiary)) paid, declared, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated non-United States national, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Net Income” of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (b) non-cash gains and losses due solely to fluctuations in currency values, (c) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person’s proportionate share of such other Person’s net income for such period actually paid in cash to such Person by such other Person during such period, (d) gains but not losses on Asset Dispositions by such Person or its Restricted Subsidiaries, (e) all gains and losses classified as extraordinary, unusual or non-recurring in accordance with GAAP, (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets, and (g) any losses arising from the repayment, repurchase or redemption of the Securities, the 1996 Notes or the obligations under the Credit Agreement.

“Continuing Director” means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company’s stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of March 15, 2002, among the Company and certain of its Subsidiaries, as borrowers, the financial institutions party thereto from time to time, as lenders, the issuer of the Letters of Credit referred to therein, and BNP Paribas and its successors and assigns, as agent (the “Agent”) on behalf of itself, such issuer and such lenders party thereto from time to time, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof from time to time, or amendments, modifications or supplements thereto (including, without limitation, any amendment increasing the amount borrowed thereunder), any agreement or agreements providing therefor or any part thereof whether by or with the same or any other lender, creditor, group of lenders or group of creditors and including related notes, guarantee agreements, collateral documents and other instruments and agreements executed in connection therewith and any currency swap agreement entered into by the Company or any of its Subsidiaries and the Agent or any such lender as the same may be deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented from time to time.

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Definitive Security” means Securities other than Securities in global form.

“Depositary” shall mean DTC, or a successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

“Designated Senior Debt” means (i) so long as the Credit Agreement is in effect, the Senior Debt or Guarantor Senior Debt incurred thereunder and (ii) thereafter, any other Senior Debt or Guarantor Senior Debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25 million which has been so designated as Designated Senior Debt by the Board of Directors of the Company at the time of initial issuance in a resolution delivered to the Trustee.  For purposes of Article Eight, “Designated Senior Debt” shall be defined in terms of Senior Debt and for purposes of Article Twelve, “Designated Senior Debt” shall be defined in terms of Guarantor Senior Debt.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Securities.

“DTC” means The Depository Trust Company or its successors.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase” below.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arms’-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company which is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or (ii) in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States.

“Global Security” means a global security, representing all or a part of the Securities registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and B attached hereto.

“guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “guaranteed,” “guaranteeing” and “guarantor” shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantee” means the guarantee of the Securities by the Guarantors under this Indenture.

“Guarantor” means each Subsidiary of the Issuers that executes a Guarantee of the Securities pursuant to this Indenture.

“Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities.

Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(i)            all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(ii)           all Hedging Obligations in respect of the Credit Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(i)            any Indebtedness of such Guarantor to the Issuers or any of their Subsidiaries;

(ii)           Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuers or any of their Subsidiaries (including, without limitation, amounts owed for compensation);

(iii)          obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

(iv)          Indebtedness represented by Disqualified Stock;

(v)           any liability for taxes owed or owing by such Guarantor;

(vi)          that portion of any Indebtedness incurred in violation of Section 4.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.04);

(vii)         Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor;

(viii)        any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor; and

(ix)           the guarantees under the 1996 Notes.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the books of the Registrar or any co-Registrar.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the foregoing).  Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company (or is merged into or consolidates with the Company or any of its Restricted Subsidiaries), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company (or being merged into or consolidated with the Company or any of its Restricted Subsidiaries), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary of the Company or merges into or consolidates with the Company or any of its Restricted Subsidiaries.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.  Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company, and any Preferred Stock of a Subsidiary of the Company.  Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person.  Indebtedness shall not include obligations arising from agreements of the Company or a Restricted Subsidiary of the Company to provide for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary of the Company.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” means the stated maturity of an installment of interest on the Securities.

“Initial Global Securities” means the Regulation S Global Security, the 144A Global Security and the IAI Global Security substantially in the form of Exhibit A hereto.

“Initial Purchasers” means UBS Securities LLC, Banc of America Securities LLC, Wachovia Capital Markets, LLC, ABN AMRO Incorporated and Fleet Securities, Inc.

“Initial Securities” means the Securities containing a Securities Act legend as set forth in Section 2.06(f) hereto.

“Institutional Accredited Investor” shall mean an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Investment” by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person.

“Issue Date” means August 6, 2003.

“Issuers” means the parties named as the “Issuers” in the first paragraph of this Indenture until a successor to one or more such parties replaces such party pursuant to the applicable provisions of this Indenture, and thereafter “Issuers” shall mean such successor(s).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement (or other restriction on the use of real property) not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Management Investors” means full time officers or employees of the Company or a Subsidiary of the Company and any of their Permitted Transferees.

“Maturity Date” means the date, which is set forth on the face of the Securities, on which the Securities will mature.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of Section 4.05(a)(iii)) and (v) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

“Obligations” means, with respect to any indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, and other liabilities payable under the documentation governing such Indebtedness.

“Offer” has the meaning set forth in the definition of “Offer to Purchase” below.

“Offer to Purchase” means a written offer (the “Offer”) sent by either Issuer by first class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities, on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture).  Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Expiration Date.  The Issuers shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the offer of the Issuers’ obligation to make an Offer to Purchase, and the Offer shall be mailed by either Issuer or, on a Company Request, by the Trustee in the name and at the expense of the Issuers.  The Offer shall contain all the information required by applicable law to be included therein.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase.  The Offer shall also state:

(1)           the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)           the Expiration Date and the Purchase Date;

(3)           the aggregate principal amount of the outstanding Securities offered to be purchased by the Issuers pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4)           the purchase price to be paid by the Issuers for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5)           that the Holders may tender all or any portion of their Securities and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

(6)           the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

(7)           that interest on any Security not tendered or tendered but not purchased by the Issuers pursuant to the Offer to Purchase will continue to accrue;

(8)           that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to  the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9)           that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Issuers or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)         that Holders will be entitled to withdraw all or any portion of Securities tendered if the Issuers (or their Paying Agent) receive, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)         that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

(12)         that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered; provided, that the Holder of a Global Security whose Global Security is purchased only in part will have its Global Security returned with a notation on Schedule A thereof which will adjust the principal amount of such Global Security to be equal to the unpurchased portion of the Global Security surrendered, which unpurchased portion must be in an authorized denomination.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

“Officer” means with respect to any Issuer or Guarantor, the Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any director of such Issuer or Guarantor, as the case may be.

“Officers’ Certificate” means, with respect to the Company or a Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or such Guarantor and, with respect to Euramax B.V., a certificate signed by one Officer of Euramax B.V., each complying with Sections 13.04 and 13.05, to the extent applicable.  A signature by a duly appointed attorney-in-fact of an Officer shall be valid.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of cash and/or assets used or useful in the Permitted Business or other assets in an amount less than 15% of the fair market value of such transaction or transactions.

“Permitted Business” means a business, the majority of whose revenues are derived from lines of business similar to those carried on by the Company and its Restricted Subsidiaries on the Issue Date, other fabricated products or fabricated products-related businesses and businesses or activities in each case representing a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Holder” means any of (i) the Principals and their Related Persons and Affiliates and (ii) the Management Investors.

“Permitted Investments” means:

(i)            Investments in marketable direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase;

(ii)           Investments in commercial paper issued by corporations or financial institutions, maturing within 180 days from the date of the original issue thereof and rated “P-1” or better by Moody’s or “A-1” or better by Standard & Poor’s Corporation or an equivalent rating or better by any other nationally recognized securities rating agency;

(iii)          Investments in certificates of deposit issued or acceptances accepted or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase;

(iv)          Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any of its Restricted Subsidiaries;

(v)           deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks;

(vi)          any acquisition of the Capital Stock or all or substantially all of the assets of any Person; provided, however, that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary of the Company or such Person’s assets are transferred or conveyed, or liquidated into, a Restricted Subsidiary;

(vii)         trade receivables and prepaid expenses in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

(viii)        endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

(ix)           any Hedging Obligation otherwise permitted by this Indenture;

(x)            Investments received as consideration for an Asset Disposition in compliance with the provisions of Section 4.05;

(xi)           Investments in the Issuers or Restricted Subsidiaries;

(xii)          loans and advances to employees made in the ordinary course of business;

(xiii)         Investments outstanding on the Issue Date and replacements or refinancings thereof in an aggregate amount not to exceed the amount of such Investment being replaced or refinanced; provided that the new Investment is on terms and conditions no less favorable to the Company than the Investment being replaced or refinanced;

(xiv)        Investments the sole consideration for which consists of Capital Stock of the Company; and

(xv)         Investments in an aggregate amount, valued at the time each such Investment is made, not exceeding $20.0 million for all such Investments from and after the Issue Date; provided that the amount available for Investments to be made pursuant to this clause (xv) shall be increased from time to time to the extent any return on capital is actually received by the Company or a Restricted Subsidiary on any Permitted Investment previously made in reliance on this clause (xv).

“Permitted Liens” means:

(i)            Liens existing on the Issue Date securing Indebtedness existing on the Issue Date;

(ii)           Liens securing Senior Debt or Guarantor Senior Debt (including Liens securing Indebtedness outstanding under the Credit Agreement);

(iii)          Liens securing the Securities and any obligations under this Indenture;

(iv)          Liens in favor of an Issuer or any Guarantor;

(v)           Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property (or any other capital expenditure financing) subject to such Liens; provided, however, that:

(a)           the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost,

(b)           such Lien does not extend to or cover any other property other than such item of property and any improvements on such item,

(c)           the Indebtedness secured by such Lien is Incurred by an Issuer or any Restricted Subsidiary within 180 days of the acquisition, construction or improvement of such property, and

(d)           the Incurrence of such Indebtedness is permitted by Section 4.04;

(vi)          Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition);

(vii)         Liens on property of a Person existing at the time such Person is merged with or into or consolidated with an Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(viii)        Liens on property of an Issuer or any Restricted Subsidiary in favor of any national, state or local government, or any instrumentality thereof, to secure payments pursuant to any contract or statute;

(ix)           Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(viii) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such renewal, refinancing or refunding pursuant to the terms of the Indebtedness renewed, refinanced or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refinancing or refunding by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such renewal, refinancing or refunding;

(x)            Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee and Liens in favor of the trustee under the indenture for the 1996 Notes as provided for in said indenture on money or property held or collected by such trustee in its capacity as such;

(xi)           Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by either Issuer or any Restricted Subsidiary in the ordinary course of business which secure its obligations to such Person and Liens for taxes, assessments or other governmental charges or obligations, and any other liens imposed by operation of law; provided that:

(a)           such Issuer or any Restricted Subsidiary is not more than 10 days in default with respect to such payment obligation to such Person,

(b)           such Issuer or any Restricted Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, or

(c)           all such failures by the Issuers and the Restricted Subsidiaries in the aggregate have not had a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole;

(xii)          Liens on assets (other than Capital Stock) incurred or pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old-age pensions and other social security benefits;

(xiii)         Liens on assets (other than Capital Stock) securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; provided, however, that such Liens do not secure directly or indirectly judgments in excess of $5.0 million;

(xiv)        Liens in favor of landlords securing operating leases;

(xv)         Liens securing assets not having a fair market value in excess of $5.0 million;

(xvi)        easements, rights of way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuers and any of their Restricted Subsidiaries;

(xvii)       Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xviii)      Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(xix)         Liens securing Hedging Obligations permitted to be Incurred pursuant to clause (iv) of Section 4.04; and

(xx)          Liens securing Indebtedness permitted to be Incurred pursuant to clause (xiv) of Section 4.04.

“Permitted Transferee” means, with respect to any Management Investor, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such management Investor and (ii) any trust, corporation or partnership the beneficiaries, stockholders or partners of which consist entirely of one or more Management Investors or individuals described in clause (i) above.

“Person” means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to the capital stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“principal” of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Principals” means any of CVCEP, Court Square Capital Limited, Citigroup Inc. or any fund managed by CVC Management LLC.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase” above.

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase” above.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase” above.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“redemption date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Regular Record Date” means February 1 and August 1.

“redemption price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A or B.

“Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof among the Issuers, the Guarantors and the Initial Purchasers.

“Regulation S” means Regulation S promulgated under the Securities Act (including any successor regulation thereto) as it may be amended from time to time.

“Related Person” of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

“relevant jurisdiction” means any jurisdiction in which any Issuer is organized or is otherwise resident for tax purposes.

“Restricted Book-Entry Interest” means a beneficial interest in the 144A Global Security, the Regulation S Global Security and the IAI Global Security shown on and only transferred through, records maintained in book-entry form by DTC (with respect to the Participants) and its Participants.

“Restricted Subsidiary” means (i) any Subsidiary of the Company other than an Unrestricted Subsidiary, (ii) any Subsidiary of the Company on the Issue Date and (iii) any successor to a substantial portion of the assets of any Subsidiary referred to in clause (i) or (ii) of this definition.

“Rule 144” shall have the meaning set forth in the Registration Rights Agreement.

“Rule 144A” shall have the meaning set forth in the Registration Rights Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 8 1/2% Senior Subordinated Notes due 2011, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued from time to time under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Senior Debt” means, with respect to any Person at any date,

(i)            in the case of an Issuer or any Restricted Subsidiary, all Indebtedness under the Credit Agreement, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses and other obligations thereunder of the Issuers and their Subsidiaries party thereto,

(ii)           all other Indebtedness of such Person for borrowed money, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancing thereof, and

(iii)          all interest at the rate therein specified on any Indebtedness referred to in clauses (i) and (ii) accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder.

Notwithstanding the foregoing, Senior Debt shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of such Person; provided, however, that no Indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of a Person solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Securities, (c) any Indebtedness of such Person to any of its Subsidiaries, (d) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to the Company and (e) the 1996 Notes.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means, as of any date of determination, for any Person, each Restricted Subsidiary of such Person which (i) for the most recent fiscal year of such Person (on or prior to the fiscal period beginning on the Issue Date and ending on the most recently completed fiscal quarter of such Person) accounted for more than 5% of consolidated revenues or consolidated net income of such Person or (ii) as at the end of such fiscal year (on or prior to the fiscal period beginning on the Issue Date and ending on the most recently completed fiscal quarter of such Person) was the owner of more than 5% of the consolidated assets of such Person.

“Stated Maturity,” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subordinated Indebtedness” means any Indebtedness (whether outstanding on the date hereof or hereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the Securities.

“Subsidiary” of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

“Tangible Assets” means the total amount of assets of the Company and the Restricted Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

“Tender Offer” means the tender offer and consent solicitation relating to the 1996 Notes commenced on July 10, 2003.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 10.03.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least three Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to August 15, 2007; provided, however, that if the period from such redemption date to August 15, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer within the corporate trust department (or any successor group) of the Trustee, including any vice president, assistant vice president, senior trust officer, trust officer, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Book-Entry Interest” means any Book-Entry Interest which is not a Restricted Book-Entry Interest.

“Unrestricted Global Securities” means one or more Global Securities that do not and are not required to bear the legend set forth in Section 2.06(f) hereof in substantially the form of Exhibit B hereto.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company formed or acquired after the Issue Date that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary.  Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.  The Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

“Voting Stock” of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.                                    Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.19
“Additional Securities”	2.02
“Authentication Order”	2.02
“Bankruptcy Law”	6.01
“Change of Control”	4.14
“Custodian”	6.01

“Event of Default”	6.01
“Guarantor Blockage Period”	12.02(a)
“Guarantor Payment Blockage Notice”	12.02(a)
“IAI Global Security”	2.01(a)
“144A Global Security”	2.01(a)
“Paying Agent”	2.03
“Payment Blockage Notice”	8.02(a)
“Payment Blockage Period”	8.02(a)
“Regulation S Global Security”	2.01(a)
“Registrar”	2.03
“Required Filing Date”	4.12
“Restricted Payment”	4.06
“Securities Act Legend”	2.06(f)
“Taxes”	4.19
“United States Government Obligation”	9.01

SECTION 1.03.                                    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.                                    Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to “generally accepted accounting principles” refers to GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           provisions apply to successive events and transactions; and

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE SECURITIES

SECTION 2.01.                                    Form and Dating.

(a)           Global Securities.  Securities offered and sold to QIBs in reliance on Rule 144A shall be issued initially substantially in the form of Exhibit A hereto in the form of a Global Security registered in the name of the Depositary or its nominee and shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, at its New York corporate trust office, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  Such Security shall be referred to herein as the “144A Global Security.”  Securities offered and sold in reliance on Regulation S shall be issued initially substantially in the form of Exhibit A hereto in the form of a Global Security registered in the name of the Depositary or its nominee and shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, at its New York corporate trust office, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  Such Security shall be referred to herein as the “Regulation S Global Security.”  Securities offered and sold to Institutional Accredited Investors who are not also QIBs shall be issued initially substantially in the form of Exhibit A hereto in the form of a Global Security registered in the name of the Depositary or its nominee and shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, at its New York corporate trust office, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  Such Security shall be referred to herein as the “IAI Global Security.”  Unrestricted Global Securities representing Unrestricted Book-Entry Interests shall be issued initially in accordance with Sections 2.06(b)(iv), 2.06(c)(ii) and 2.06(e) and shall be deposited with the Trustee, as custodian for the Depositary, at its New York corporate trust office, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of each of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to interests in the Regulation S Global Security that are held by the Participants through Euroclear or Clearstream.

Except as set forth in Section 2.06(a) hereof, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

(b)           Book-Entry Provisions.  The Issuers shall execute and the Trustee shall, in accordance with Section 2.02 hereof, authenticate and deliver the Global Securities.

Neither DTC nor its Participants shall have any rights either under this Indenture or under any Global Security with respect to such Global Security, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and Additional Interest, if any, on the Global Securities and for all other purposes.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Security.  None of the Issuers, the Guarantors, the Trustee nor any agent of the Issuers, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(c)           Securities.  The provisions of the forms of Securities contained in Exhibits A and B hereto are incorporated herein by reference.  The Securities and the Trustee’s Certificates of Authentication shall be substantially in the form of Exhibit A, in the case of an Initial Global Security, and Exhibit B, in the case of an Unrestricted Global Security.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guarantees) on them.  Each Security shall be dated the date of its authentication.  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02.                                    Execution and Authentication.

Two Officers of the Company and one Officer of Euramax B.V. shall sign the Securities for the Issuers by manual or facsimile signature.  A signature by a duly appointed attorney-in-fact of an Officer shall be valid.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Securities for issue on the Issue Date in the aggregate principal amount of up to $200,000,000, and (ii) Unrestricted Global Securities from time to time in exchange for a like principal amount of Initial Securities issued under this Indenture upon a written order signed by an Officer of each Issuer (an “Authentication Order.”).  A signature by a duly appointed attorney-in-fact of an Officer shall be valid.  Subject to compliance with Section 4.04, the Trustee may authenticate Securities thereafter for issuance upon an Authentication Order in an aggregate principal amount as specified in such Authentication Order (the “Additional Securities”).  Any references to “Securities” in this Indenture (other than Section 4.04) shall include Additional Securities, if any.  The Authentication

Order shall be based upon a Board Resolution of each Issuer to similar effect filed with the Trustee and shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.  The Authentication Order shall also provide instructions concerning registration, amounts for each Holder and delivery.  Securities issued in exchange for interests in a Global Security in accordance with Section 2.06 may be issued in the form of Definitive Securities substantially in the form set forth in Exhibit A or Exhibit B, as applicable.  The Securities shall be issued serially numbered, in registered form without coupons and only in denominations of U.S. $1,000 principal amount or any integral multiple thereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities.  The Issuers shall pay all fees payable to the authenticating agent.  Any authenticating agent appointed hereunder shall be entitled to the benefits of Section 7.07.  Unless limited by the terms of such appointment, any authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate as provided in Section 7.03.

SECTION 2.03.                                    Registrar and Paying Agent.

The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York) where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency (which shall be located in the Borough of Manhattan in The City of New York and any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities are listed) where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon each Issuer and the Guarantors in respect of the Securities, the Guarantees and this Indenture may be served (the “Notice Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-Registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA.  The Company shall promptly notify the Trustee of the name and address and of any change in name and address of any such Agent and Notice Agent.  If the Company fails to maintain a Registrar or Paying Agent or Notice Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07; provided that the Trustee shall not be required to act as Paying Agent for Securities outside the United States, but shall be authorized to appoint such a Paying Agent for Securities outside the United States if the Company has failed to maintain such a Paying Agent, if required.

The Issuers initially appoint the Trustee as Registrar, Paying Agent and Notice Agent.  The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar or Notice Agent.

SECTION 2.04.                                    Paying Agent To Hold Money in Trust.

The Issuers shall require each Paying Agent not a party to this Indenture to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Issuers or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee of any default by the Issuers (or any other obligor on the Securities) in making any such payment.  Neither the Company nor any of its Subsidiaries may act as Paying Agent.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.                                    Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.                                    Transfer and Exchange.

(a)           Transfer and Exchange of Global Securities.  (i)  Global Securities will be exchanged by the Company for Definitive Securities only in the circumstances set forth in this Section 2.06.  Upon the occurrence of any of the events specified therein, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee and the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.  Definitive Securities issued in exchange for a Book-Entry Interest pursuant to this Section 2.06(a) shall bear the legends set forth in Section 2.06(f) hereof, if applicable, and shall be subject to all restrictions on transfer contained therein to the same extent as the Global Security so exchanged.  Global Securities may also be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a).  Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary has not been appointed by the Company within 90 days of receipt by the Company of such notification or (ii) has ceased to be a clearing agency registered under the Exchange Act and a successor Depositary has not been appointed by the Company within 60 days after the Company became aware of such cessation or (B) the Company notifies the Trustee that it elects to cause the issuance of Securities in definitive form under this Indenture.

(ii)           To the extent any Definitive Securities are issued hereunder, procedures similar to those set forth in this Section 2.06 and Exhibit C will apply.

(b)           Transfer and Exchange of Book-Entry Interests.  The transfer and exchange of Book-Entry Interests shall be effected through DTC, in accordance with this Indenture and the procedures of DTC therefor.  Book-Entry Interests in Initial Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  The Trustee shall have no obligation to ascertain DTC’s compliance with any such restrictions on transfer.

Transfers of Book-Entry Interests shall also require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs as applicable:

(i)            All Transfers and Exchanges of Book-Entry Interests.  In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in a Global Security to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Global Security), the transferor of such Book-Entry Interest must deliver to the Registrar either (A) (1) instructions given in accordance with the Applicable Procedures from a Participant or an indirect Participant directing DTC to credit or cause to be credited a Book-Entry Interest in the specified Global Security in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (3) instructions given by the Holder of the Global Security to effect the transfer referred to in (1) and (2) above or B (l) instructions given in accordance with the Applicable Procedures from a Participant or an indirect Participant directing DTC to cause to be issued a Definitive Security in an amount equal to the Book-Entry Interest to be transferred or exchanged and (2) instructions given by the Holder of the Global Security to effect the transfer referred to in (1) above.

(ii)           Transfer of Book-Entry Interests in the Same Initial Global Security.  Book-Entry Interests in any Initial Global Security may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Initial Global Security in accordance with the transfer restrictions set forth in Section 2.06(f) hereof; provided, however, that transfer of a Book-Entry Interest in the IAI Global Security to another Institutional Accredited Investor shall be effected pursuant to Section 2.06(b)(iii)(C) hereof, and not this Section 2.06(b)(ii).

(iii)          Transfer of Book-Entry Interests to Another Initial Global Security.  Book-Entry Interests in any Initial Global Security may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in another Initial Global Security if the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a Book-Entry Interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a Book-Entry Interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)           if the transferee will take delivery in the form of a Book-Entry Interest in the IAI Global Security, then the transferor must deliver (x) a certificate in the form of Exhibit C hereto, including the certification in item (3) thereof, (y) to the extent required by item 3(d) of Exhibit C hereto, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 under the Securities Act or Rule 904 under the Securities Act, a certificate from the transferee in the form of Exhibit D hereto.

(iv)          Transfer and Exchange of Book-Entry Interests in Initial Global Security for Book-Entry Interests in Unrestricted Global Security.  Book-Entry Interests in any Initial Global Security may be exchanged by the holder thereof for a Book-Entry Interest in the Unrestricted

Global Security or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the Unrestricted Global Security if:

(A)          such exchange or transfer is effected pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; and

(C)           the Registrar receives the following:

(1)           if the holder of such Book-Entry Interest in a Initial Global Security proposes to exchange such Book-Entry Interest for a Book-Entry Interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof;

(2)           if the holder of such Book-Entry Interest in a Initial Global Security proposes to transfer such Book-Entry Interest to a Person who shall take delivery thereof in the form of a Book-Entry Interest in the Unrestricted Global Security, a certificate in the form of Exhibit C hereto, including the certification in item (4) thereof; and

(3)           in each such case set forth in this paragraph (C), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to paragraph (A) or (B) above at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Book-Entry Interests transferred pursuant to paragraph (B) above.

(v)           Notation by the Trustee of Transfer of Book-Entry Interests Among Global Securities.  Upon satisfaction of the requirements for transfer of Book-Entry Interests pursuant to clause (iii) or (iv) above, the Trustee, as Registrar, shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Security from which the Book-Entry Interest is being transferred, and increase or cause to be increased the aggregate principal amount of the Global Security to which the Book-Entry Interest is being transferred, in each case, by the principal amount of the Book-Entry Interest being transferred.  No transfer of Book-Entry Interests shall be effected until, and any transferee pursuant thereto shall succeed to the rights of a holder of Book-Entry Interests only when, the Registrar has made appropriate adjustments to the applicable Global Security in accordance with this paragraph.

(c)           Transfer or Exchange of Definitive Securities for Book-Entry Interests.

(i)            If any holder of Definitive Securities required to contain the legend set forth in Section 2.06(f) hereto proposes to exchange such Securities for a Book-Entry Interest in an Initial Global Security or to transfer such Definitive Securities to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Initial Global Security, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

(A)          if the holder of such Restricted Definitive Securities proposes to exchange such Securities for a Book-Entry Interest in an Initial Global Security, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item 2(b) thereof;

(B)           if such Definitive Securities are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)           if such Definitive Securities are being transferred to a Non-U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)          if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)           if such Definitive Securities are being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit D hereof and, to the extent required by item (3)(d) of Exhibit C, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act;

(F)           if such Definitive Securities are being transferred to the Company or one of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(G)           if such Definitive Securities are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in all other cases, the IAI Global Security.

(ii)           A holder of Definitive Securities required to contain the legend set forth in Section 2.06(f) hereof may exchange such Securities for a Book-Entry Interest in the Unrestricted Global Security or transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a Book-Entry Interest in the Unrestricted Global Security only:

(A)          if such exchange or transfer is effected pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

(1)           if the holder of such Definitive Securities proposes to exchange such Securities for a Book-Entry Interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item 1(c) thereof;

(2)           if the holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a Book-Entry Interest in the Unrestricted Global Security, a certificate in the form of Exhibit C hereto, including the certifications in item (4) thereof; and

(3)           in each such case set forth in this paragraph (C), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to paragraph (A) or (B) above at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities transferred pursuant to paragraph (B) above.

(d)           Transfer and Exchange of Securities.  When Securities are presented by a Holder to the Registrar with a request to register the transfer of the Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Securities are presented or surrendered for registration of transfer or exchange and are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney duly authorized in writing and upon receipt of such certificates and Opinions of Counsel as shall be necessary to evidence compliance with the restrictions on transfer contained in Section 2.06(f) hereto and this Indenture.

(e)           Exchange Offer.  Upon the occurrence of the Exchange Offer (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the Book-Entry Interests tendered for acceptance by Persons participating therein.  Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Initial Global Securities to be reduced accordingly.

(f)            Legends.  Each Initial Global Security and each Restricted Definitive Security shall bear the legend (the “Securities Act Legend”) in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY

NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE INITIAL ISSUANCE OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER CERTIFICATE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

(g)           Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PARTY MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY

OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

(h)           Cancellation and/or Adjustment of Global Securities.  At such time as all Book-Entry Interests have been exchanged for Definitive Securities, all Global Securities shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any Book-Entry Interest is exchanged for an interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee to reflect such reduction.

(i)            General Provisions Relating to All Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities upon a written order signed by an Officer of each Issuer or at the Registrar’s request.

(ii)           No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.05, 4.14 and 10.05 hereof).

(iii)          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(iv)          The Issuers shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

(v)           Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuers (subject to paragraph 2 of the forms of Security) may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vi)          The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.                                    Replacement Securities.

If a mutilated Security is surrendered to the Registrar or the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met.  An indemnity bond in an amount sufficient in the judgment of the Issuers, the Registrar and the Trustee to protect the Issuers, the Registrar, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced may be required by the Trustee, the Registrar or the Company.  The Issuers and the Trustee each may charge such Holder for their expenses in replacing such Security.

Every replacement Security is an obligation of the Issuers.  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.08.                                    Outstanding Securities.

Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because an Issuer or one of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds on a redemption date, Purchase Date or Maturity Date money sufficient to pay the principal of, and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.                                    Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by any Issuer, the Guarantors or any of their respective Affiliates shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be so disregarded.

The Trustee may require an Officers’ Certificate listing Securities owned by any Issuer, the Guarantors or any of their respective Affiliates.

SECTION 2.10.                                    Temporary Securities.

Until definitive Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Definitive Securities in exchange for temporary Securities.  Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11.                                    Cancellation.

The Issuers at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation.  The Issuers may not issue new Securities to replace, or reissue or resell, Securities which the Issuers have redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or which have been delivered to the Trustee for cancellation.  The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to, destroy cancelled Securities.

SECTION 2.12.                                    Defaulted Interest.

If the Issuers default in a payment of interest on Securities, they shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the Persons who are Holders of Securities on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 15 days before such special record date, the Company shall mail to Holders of the Securities and the Trustee, a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.                                    CUSIP or ISIN Number.

The Issuers in issuing the Securities may use a “CUSIP” or “ISIN” number, and if so, such CUSIP or ISIN number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.  The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number.

SECTION 2.14.                                    Deposit of Moneys.

On each Interest Payment Date and Maturity Date and on any Business Day immediately following any acceleration of the Securities pursuant to Section 6.02, the Issuers shall deposit with the Paying Agent in immediately available funds money (in United States dollars) sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be.

SECTION 2.15.                                    Payments of Interest.

The Holder of a Security at the close of business on the Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest and Additional Interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Issuers shall default in the payment of the interest or Additional interest due on such Interest Payment Date, in which case such defaulted interest and Additional Interest, if any, shall be paid in accordance with Section 2.12; provided that, in the event of an exchange of a Definitive Security for a beneficial interest in any Global Security subsequent to a Regular Record Date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of the interest and Additional Interest payable on such payment date with respect to any such Definitive Security shall be made to the Person in whose name such Definitive Security was registered on such record date; provided further that, in the event of an exchange of all or a portion of a Global Security for Definitive Securities subsequent to the Regular Record Date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of interest or Additional Interest payable on such Interest Payment Date or other payment date with respect to the Definitive Security shall be made to the Holder of the Global Security as of such date.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                    Notices to Trustee.

If the Issuers want to redeem Securities pursuant to paragraph 6 or 7 of the Securities at the applicable redemption price set forth thereon, they shall notify the Trustee and Paying Agent in writing of the redemption date and the principal amount of Securities to be redeemed.

The Company shall give the notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.                                    Selection of Securities To Be Redeemed.

If less than all of the Securities are to be redeemed pursuant to paragraph 6 thereof, the Trustee shall select the Securities to be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair.  The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.                                    Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed and the Trustee and any Paying Agent.  The Issuers shall also comply with any notice requirements of the stock exchange or exchanges on which the Securities are then listed.  A copy of such notice shall be mailed to the Trustee on the same day the notice is mailed to Holders of Securities.

The notice shall identify the Securities to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price, or if not then ascertainable, the manner of calculation thereof;

(3)           the CUSIP or ISIN number, if any;

(4)           the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

(5)           that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

(6)           that, unless the Issuers default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

(7)           if any Global Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Global Security, the Global Security with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned;

(8)           if any Definitive Security is being redeemed in part, the portion of the principal amount of such Definitive Security to be redeemed and that, after the redemption date, upon surrender of such Definitive Security, a new Definitive Security or Definitive Securities in principal amount equal to the unredeemed portion thereof will be issued.

On Company Request, the Trustee shall give the notice of redemption on behalf of the Issuers, in the names of the Issuers and at the Issuers’ expense.

SECTION 3.04.                                    Effect of Notice of Redemption.

Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but, interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

SECTION 3.05.                                    Deposit of Redemption Price.

At least one Business Day before the redemption date, the Issuers shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

SECTION 3.06.                                    Securities Redeemed in Part.

Upon surrender of a Definitive Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Definitive Security equal in principal amount to the unredeemed portion of the Definitive Security surrendered.  Upon surrender of a Global Security that is redeemed in part, the Paying Agent shall forward such Global Security to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Security to an amount equal to the unredeemed portion of the Global Security surrendered.

SECTION 3.07.                                    Right of Redemption.

(a)           The Securities may be redeemed, in whole or in part, at any time prior to August 15, 2007, at the option of the Company at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date.

(b)           At any time on or after August 15, 2007, the Securities will be subject to redemption, at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning on August 15 of the years indicated:

Year	Optional Redemption Price
2007	104.250
2008	102.125
2009 and thereafter	100.000

(c)           Prior to August 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of the Securities with the net cash proceeds received by the Company from one or more public offerings of Capital Stock of the Company (other than Disqualified Stock), at a redemption price (expressed as a percentage of the principal amount) of 108.5% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for redemption; provided, however, that (1) at least 65% of the aggregate principal amount of the Securities remains outstanding immediately after any such redemption (excluding any Securities owned by the Company or any of its Affiliates) and (2) the redemption occurs within 120 days of the date of the closing of the public equity offering.

(d)           Securities may be redeemed, at the option of the Issuers, as a whole, but not in part (limited to Securities with respect to which payment of an Additional Amount is or may be required), at any time, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date fixed for redemption and any Additional Amounts payable with respect thereto, if the Issuers determine and certify to the Trustee immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Amounts in respect of such Securities as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of The Netherlands or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change, amendment, application or interpretation become effective on or after the Issue Date and (ii) such obligation cannot be avoided by the Issuers taking reasonable measures available to them, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts if a payment in respect of such Securities was then due.  Prior to the giving of any notice of redemption described in this paragraph, the Issuers shall deliver to the Trustee (a) a certificate signed by two Officers of the Company stating the matters set forth in clause (i) above and that the obligation to pay Additional Amounts cannot be avoided by the Issuers taking reasonable measures available to them and (b) a written opinion of independent legal counsel to the Issuers to the effect that the Issuers have become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Issuers cannot avoid payment of such Additional Amounts by taking reasonable measures available to them.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                    Payment of Securities.

The Issuers shall pay the principal of and interest on the Securities in the manner provided in the Securities, such obligation to be joint and several.  An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the same rate per annum borne by the Securities.  The Issuers shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful.

SECTION 4.02.                                    Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Trustee as one such office or agency of the Company.

SECTION 4.03.                                    Limitation on Transactions with Affiliates and Related Persons.

None of the Issuers nor any of their Restricted Subsidiaries will enter into directly or indirectly any transaction with any of their respective Affiliates or Related Persons (other than the Issuers or a Restricted Subsidiary of an Issuer), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, involving aggregate consideration in excess of $2.0 million unless (i) a majority of the disinterested directors of the Board of Directors of the Company determines, in its good faith judgment evidenced by a resolution of such Board of Directors filed with the Trustee, that the terms of such transactions are at least as favorable as the terms that could be obtained by such Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties; provided, however, that if the aggregate consideration is in excess of $10.0 million the Company shall also obtain, prior to the consummation of the transaction, the favorable opinion as to the fairness of the transaction to such Issuer or Restricted Subsidiary from a financial point of view from an independent financial advisor; and (ii) such transaction is, in the opinion of a majority of the disinterested directors of the Board of Directors of the Company evidenced by a resolution of such Board of Directors filed with the Trustee, on terms no less favorable to such Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate or a Related Person.

The provisions of this Section 4.03 shall not apply to

(i)            transactions permitted by the provisions of Section 4.06;

(ii)           payment of reasonable fees, compensation or employee benefit arrangements to, and indemnity provided on behalf of, officers, directors and employees of the Company and its Subsidiaries as determined in good faith by the Board of Directors of the Company;

(iii)          loans, payments or advances to employees in the ordinary course of business which are approved in good faith by the Board of Directors of the Company;

(iv)          the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stock purchase agreement or stockholder agreement (including any registration rights agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter;

(v)           the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of that certain advisory agreement dated as of April 15, 2003 between the Company and CVC Management LLC as in effect on the Issue Date;

(vi)          the payments by the Company or any of its Restricted Subsidiaries to the Principals or any of their Affiliates made for any financial advisory, financing, lending, underwriting or placement services or in respect of other investment banking activities, provided that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties and that are approved in good faith by a majority of the members of the Board of Directors; and

(vii)         if otherwise permitted hereunder, the issuance of Capital Stock (other than Disqualified Stock) or the issuance or exercise of options to acquire Capital Stock (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries to any Affiliate, officer, director or employee of the Company or any of its Restricted Subsidiaries.

SECTION 4.04.                                    Limitation on Indebtedness.

None of the Issuers nor any of their Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except:

(i)            Indebtedness (including Acquired Indebtedness) of the Issuers or any of their Restricted Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Indebtedness, calculated on a pro forma basis in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 or any successor provision as if such Indebtedness had been Incurred on the first day of such four full fiscal quarters, would be greater than 2.00 to 1.00;

(ii)           Indebtedness of the Company and any Restricted Subsidiary under the Credit Agreement in an aggregate amount at any time outstanding not to exceed $150.0 million;

(iii)          Indebtedness owed by the Company to any direct or indirect Wholly Owned Subsidiary of the Company or Indebtedness owed by a direct or indirect Restricted Subsidiary of the Company to the Company or a direct or indirect Wholly Owned Subsidiary of the Company; provided, however, upon either (I) the transfer or other disposition by such direct or indirect Wholly Owned Subsidiary or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or another direct or indirect Wholly Owned Subsidiary of the Company or (II) the issuance (other than directors’ qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such direct or indirect Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned Subsidiary of the Company, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

(iv)          Indebtedness of any of the Issuers or any Restricted Subsidiary under any Hedging Obligation to the extent entered into to hedge any other Indebtedness permitted under this Indenture (including the Securities) or otherwise in the ordinary course of business, consistent with past practice and not for speculation;

(v)           Indebtedness Incurred to renew, extend, refinance or refund (collectively for purposes of this clause (v) to “refund”) any Indebtedness outstanding on the Issue Date, any Indebtedness Incurred under the prior clause (i) above or this clause (v) or the Securities and the Guarantees; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accrued amount, if less) of Indebtedness so refunded (plus unused commitments under revolving credit facilities) plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith and (II) in the case of any refunding of Indebtedness that is pari passu with the Securities, (A) such refunding Indebtedness is made pari passu with or subordinate in right of payment to the Securities, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Securities, such refunding Indebtedness is subordinate in right of payment to the Securities on terms no less favorable to the holders of the Securities than those contained in the Indebtedness being refunded, (B) the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary of the Company) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained under Section 4.14 and (C) any Indebtedness Incurred to refund any other Indebtedness is Incurred by the obligor on the Indebtedness being refunded or by the Company;

(vi)          commodity agreements of the Issuers or any of their Restricted Subsidiaries to the extent entered into to protect the Company and its Restricted Subsidiaries from fluctuations in the prices of raw materials used in their businesses;

(vii)         Indebtedness of the Issuers under the Securities issued on the Issue Date (including any notes exchanged therefor in accordance with the terms of the Indenture) and Indebtedness of any Guarantor under any Guarantee;

(viii)        Indebtedness outstanding on the Issue Date;

(ix)           Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5.0% of Tangible Assets at any time (which amount may, but need not, be incurred in whole or in part under the Credit Agreement), provided that the principal amount of such Indebtedness does not exceed the fair market value of such property or equipment;

(x)            Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to bankers’ acceptances or reimbursement type obligations regarding workers’ compensation claims or self-insurance, and obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(xi)           Guarantees by the Issuers or their Restricted Subsidiaries of Indebtedness otherwise permitted to be Incurred hereunder;

(xii)          the Incurrence by an Issuer or any Restricted Subsidiary of Indebtedness to the extent the net proceeds thereof are promptly deposited to defease the Securities as described under Article Nine;

(xiii)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of Incurrence; and

(xiv)        Indebtedness of the Issuers or their Restricted Subsidiaries, not otherwise permitted to be Incurred pursuant to clauses (i) through (v) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (xiv), has an aggregate principal amount not in excess of $25.0 million at any time outstanding, which Indebtedness may, but need not, be incurred in whole or in part under the Credit Agreement.

For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiv) above, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify, and reclassify from time to time, such Indebtedness in more than one of the types of Indebtedness described.  Accrual of interest, accretion or amortization of original issue discount or the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.04; provided, however, in each such case, that the amount thereof is included in fixed charges of the Company as accrued.

Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.04 will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

SECTION 4.05.                                    Limitation on Certain Asset Dispositions.

(a)           None of the Issuers nor any of their Restricted Subsidiaries will, directly or indirectly, make one or more Asset Dispositions unless:  (i) such Issuer or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a resolution of such Board of Directors filed with the Trustee; (ii) except in the case of a Permitted Asset Swap, not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents equivalents (including securities, notes or other obligations received by the Issuers or any Restricted Subsidiary that are converted to cash, to the extent of the cash received in such conversion, within 180 days of receipt by the Issuers or any Restricted Subsidiary) or the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of such Issuer or such Restricted Subsidiary or other obligations relating to such assets (and release of such Issuer or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to the business of the Company (including the Capital Stock of another Person (other than the Issuers, or any Person that is a Restricted Subsidiary of the Issuers immediately prior to such investment); provided, however, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Restricted Subsidiary of the Company), are applied, on or prior to the 360th day after such Asset Disposition, to the permanent reduction and prepayment of any Senior Debt or Guarantor Senior Debt or the 1996 Notes or, to the extent such Net Available Proceeds relate to Asset Dispositions by Foreign Subsidiaries, Indebtedness of Foreign Subsidiaries, then outstanding (in each case, including a permanent reduction of commitments in respect thereof) and, after all Senior Debt and Guarantor Senior Debt and 1996 Notes and, to the extent applicable, Indebtedness of the applicable Foreign Subsidiaries have been repaid in full or any required waivers thereof have been obtained, to an Offer to Purchase.

Any Net Available Proceeds from any Asset Disposition that is subject to the immediately preceding sentence that are not applied to repay Senior Debt, Guarantor Senior Debt, the 1996 Notes and/or Indebtedness of Foreign Subsidiaries shall be invested as provided in clause (iii) of the immediately preceding sentence, or used to make an Offer to Purchase outstanding Securities (and, to the extent required thereby, Indebtedness ranking pari passu with the Securities) at a purchase price in cash equal to 100% of their principal amount plus accrued interest to the Purchase Date.

Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Issuers for any other purpose (subject to the other provisions of this Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this Section shall be reset to zero, subject to any subsequent Asset Disposition.

In the event that the Issuers make an Offer to Purchase the Securities, the Issuers shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-l under, the Exchange Act.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

(b)           Either Issuer will mail the offer for an Offer to Purchase required pursuant to Section 4.05(a) not more than 365 days after consummation of the Asset Disposition resulting in the Offer to Purchase; provided, however, that the Issuers may defer making any Offer to Purchase outstanding Securities (and, to the extent required thereby, Indebtedness ranking pari passu with the Securities) until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the first two sentences of Section 4.05(a) equal to or in excess of $10.0 million (at which time the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the first two sentences of Section 4.05(a), and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the first paragraph of Section 4.05(a)).  Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration of the Offer among tendering Holders if the aggregate amount of Securities tendered exceeds the Net Available Proceeds.

(c)           Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 4.05, the Issuer making the Offer shall deliver to the Trustee an Officers’ Certificate as to the Purchase Amount and as to compliance with all conditions precedent to such Offer contained herein.

On or prior to the Purchase Date specified in the Offer to Purchase, the Issuer making the Offer shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof validly tendered pursuant to this Offer, (ii) deposit with the Paying Agent money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof accepted for payment by such Issuer.  The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall (i) promptly authenticate and mail or deliver to each Holder of Definitive Securities a new Definitive Security or Definitive Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder and (ii) in the case of a Global Security, reduce the principal amount of such Global Security to an amount equal to the unpurchased portion of such Global Security surrendered.  Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the offer on or as soon as practicable after the Purchase Date.

(d)           Notwithstanding the foregoing, this Section 4.05 shall not apply to any Asset Disposition consummated in compliance with the provisions of Section 5.01.

SECTION 4.06.                                    Limitation on Restricted Payments.

(a)           None of the Issuers nor any of their Restricted Subsidiaries will, directly or indirectly:

(i)            declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of the Capital Stock of the Company or any of its Restricted Subsidiaries or to the holders thereof, excluding any (x) dividends or distributions payable solely in shares of Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of the Company (other than Disqualified Stock), or (y) in the case of any Issuer or any Restricted Subsidiary of the Company,

dividends or distributions payable to the Company (or to a director of a Foreign Subsidiary on account of his or her qualifying shares) or a Restricted Subsidiary,

(ii)           purchase, redeem or otherwise acquire or retire for value shares of Capital Stock of the Company or any of its Restricted Subsidiaries, any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any of its Restricted Subsidiaries or any securities convertible or exchangeable into shares of Capital Stock of the Company or any of its Restricted Subsidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company,

(iii)          make any investment in (other than a Permitted Investment), or payment on a guarantee of any obligation of, any Person, other than the Company or a direct or indirect Wholly Owned Subsidiary of the Company or, in the case of the Credit Agreement, other than any guarantee by a Restricted Subsidiary of Obligations under the Credit Agreement, or

(iv)          redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Subordinated Indebtedness

(each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a “Restricted Payment”) if at the time thereof:

(1)           a Default or an Event of Default, shall have occurred and be continuing,

(2)           upon giving effect to such Restricted Payment, the Issuers could not incur at least $1.00 of additional Indebtedness pursuant to clause (i) of Section 4.04, or

(3)           upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date (excluding any Restricted Payment made pursuant to subclauses (ii), (iii), (iv), (v), (viii), (x) and (xi) of Section 4.06(b)) exceeds the sum of:

(a)           50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) since the end of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter for which financial statements are available (treated as a single accounting period); plus

(b)           100% of the aggregate net proceeds received after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee), from the issuance of, or equity contribution with respect to, Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company (other than in respect of any such issuance to a Restricted Subsidiary of the Company) and the principal amount of indebtedness of the Company or any of its Restricted Subsidiaries that has been converted into or exchanged for Capital Stock of the Company which Indebtedness was Incurred after the Issue Date; plus

(c)           100% of the aggregate after-tax net proceeds, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidence by a resolution or such Board of Directors filed with the Trustee), of the sale or other disposition of any investment constituting a Restricted Payment made after the Issue Date; provided that any gain on the sale or disposition included in such after-tax net proceeds shall not be included in determining Consolidated Net Income for purposes of clause (a) above.

(b)           The foregoing provision will not prohibit:

(i)            the payment of any dividend on any class of Capital Stock of the Company or any of its Restricted Subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of this Indenture,

(ii)           the renewal, extension, refunding or refinancing of any indebtedness otherwise permitted pursuant to clause (v) of Section 4.04,

(iii)          the exchange or conversion of any indebtedness of the issuers or any of their Restricted Subsidiaries for or into Capital Stock of the Company (other than Disqualified Stock),

(iv)          so long as no Default or Event of Default has occurred and is continuing, any investment made with the proceeds of a substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of Section 4.04(a),

(v)           the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of Section 4.04(a),

(vi)          the repurchase of Capital Stock at no more than its fair market value (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee) from present or former Management Investors in an amount not in excess of $2.0 million in any one calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year up to a maximum of $4.0 million in any one calendar year),

(vii)         payments in lieu of fractional shares in an amount not in excess of $100,000 in the aggregate,

(viii)        repurchases of Common Stock which may be deemed to occur on stock for stock exercises of options,

(ix)           Investments in Persons which engage in a Permitted Business in an amount in the aggregate not to exceed 7.5% of Tangible Assets of the Company,

(x)            the payment of dividends to, and/or the repurchase of Capital Stock from one or more of, the stockholders of the Company in an aggregate amount not to exceed $70.0 million; provided, however, that at the time of, and on a pro forma basis after giving effect to, any such Restricted Payment and the incurrence of any Indebtedness in connection therewith, the ratio of total consolidated Indebtedness of the Company and its Restricted Subsidiaries as of the most recent date for which financial statements are available to Consolidated Cash Flow Available for

Fixed Charges as of the four quarter period ending on such date is less than or equal to 3.75 to 1.00 and

(xi)           to the extent permitted pursuant to Section 4.03, payments under the terms of that certain advisory agreement dated as of April 15, 2003 between the Company and CVC Management as in effect on the Issue Date.

Each Restricted Payment described in clauses (i) (to the extent not already taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) above), (vi), (vii) and (ix) of Section 4.06(b) shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of Section 4.06(a).

For purposes of this Section 4.06, (i) an “Investment” shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company’s equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company’s equity interest in such Subsidiary) equal to the net worth of an Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii) “net worth” to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

For purposes of determining compliance with this Section 4.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clause (3) of Section 4.06(a) or clauses (i) through (xi) of Section 4.06(b), the Company shall, in its sole discretion, classify such Restricted Payment and may divide and classify, and reclassify from time to time, such Restricted Payment in more than one of the types of Restricted Payments described.

SECTION 4.07.                                    Corporate Existence.

Subject to Article Five, each of the Issuers shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Issuers and their respective Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary (other than an Issuer), if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly-Owned Subsidiaries of the Company with or into another Wholly-Owned Subsidiary of the Company or another Person, if the surviving Person is a Wholly-Owned Subsidiary of the Company organized under the laws of the jurisdiction of incorporation of such predecessor Wholly-Owned Subsidiary or the United States or a State thereof or of the District of Columbia.

SECTION 4.08.                                    Payment of Taxes and Other Claims.

The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon any of the Issuers or any of their Subsidiaries or upon the income, profits or property of any of the Issuers or any of their Subsidiaries and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of any of the Issuers or any of their Subsidiaries; provided, however, that none of the Issuers shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09.                                    Notice of Defaults.

(1)           In the event that any Indebtedness of any of the Issuers or any of their Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

(2)           Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers’ Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.                                    Maintenance of Properties.

Each of the Issuers and each of their Restricted Subsidiaries shall cause all material properties owned by or leased to it and used or useful in the conduct of its business to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Issuer or such Restricted Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent any of the Issuers or any of their Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the board of directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

SECTION 4.11.                                    Compliance Certificate.

Each of the Issuers shall deliver to the Trustee within 55 days after the end of each of the first three fiscal quarters of such Issuer and within 100 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of such Issuer has been made under the supervision of the signing officer with a view to determining whether a Default or Event of Default has occurred and whether or not the signer knows of any Default or Event of Default by such Issuer that occurred during such fiscal quarter or fiscal year.  If the signer does know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action such Issuer is taking or proposes to take with respect thereto.  The first certificate to be delivered by each Issuer pursuant to this Section 4.11 shall be for the fiscal quarter ending September 30, 2003.

SECTION 4.12.                                    Reports.

Whether or not required by the SEC, so long as any Securities are outstanding, the Issuers will furnish to the Securityholders, within the time periods specified in the SEC’s rules and regulations:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file these forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file these reports.

In addition, whether or not required by the SEC, the Issuers will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to prospective investors upon request.  The Issuers and the Guarantors have agreed that, for so long as any Securities remain outstanding, the Issuers will furnish to the Securityholders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.  The Company will also comply with Section 314(a) of the TIA.

SECTION 4.13.                                    Waiver of Stay, Extension or Usury Laws.

Each Issuer and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive such Issuer or the Guarantor from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Issuer and the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.                                    Change of Control.

(a)           Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Issuers (or any of them) will commence an Offer to Purchase all outstanding Securities at a purchase price in cash equal to 101% of their principal amount plus accrued interest to the Purchase Date.  The Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof.  Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be in an integral multiple of $1,000 principal amount.

(b)           Prior to the commencement of the Offer to Purchase, but in any event within 30 days following any Change of Control, the Issuers covenant to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Securities.  The Issuers shall first comply with the covenant in the immediately preceding sentence before they shall be required to repurchase Securities pursuant to the provisions described below.  The Issuers’ failure to comply with the immediately preceding sentence shall constitute an Event of Default.

(c)           On or prior to the Purchase Date specified in the Offer to Purchase, the Issuers shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall (i) promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder and (ii) in the case of a Global Security, reduce the principal amount of such Global Security to an amount equal to the unpurchased portion of such Global Security surrendered.  Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

Prior to the commencement of an Offer to Purchase pursuant to this Section 4.14, the Company shall deliver to the Trustee an Officers’ Certificate to the effect that all conditions precedent to the commencement of said Offer to Purchase contained herein have been complied with.

(d)           In the event that the Issuers make an Offer to Purchase the Securities, the Issuers shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

SECTION 4.15.                                    Limitation on Senior Subordinated Indebtedness.

None of the Issuers shall (i) directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and expressly rank subordinate in right of payment to any Senior Debt of the Issuers or (ii) permit the Guarantors to and the Guarantors will not directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantees of the Guarantors and expressly rank subordinate in right of payment to any Guarantor Senior Debt.

SECTION 4.16.                                    Limitations Concerning Distributions and Transfers by Restricted Subsidiaries.

None of the Issuers nor any of their Restricted Subsidiaries will, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) (x) the Credit Agreement or (y) any other agreement evidencing Senior Debt or Guarantor Senior Debt in effect on the Issue Date as any such other agreement is in effect on such date, (b) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary and provided such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary, (c) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets, (d) an agreement effecting a renewal, exchange, refunding, amendment or extension of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) above; provided, however, that with respect to an agreement referred to in (a)(y) or (b) the provisions contained in such renewal, exchange, refunding, amendment or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee, (e) this Indenture and the indenture governing the 1996 Notes, (f) applicable law, (g) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary of the Company, (h) restrictions contained in Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.04; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness Incurred, (i) purchase money and similar obligations for property or equipment acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this Section 4.16 or (j) restrictions of the type referred to in clause (iii) of this Section 4.16 contained in security agreements securing Indebtedness of a Restricted Subsidiary of the Company to the extent that such Liens were otherwise incurred in accordance with Section 4.18 and restrict the transfer of property subject to such agreements.

SECTION 4.17.                                    Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries.

None of the Issuers will, nor permit any of their Restricted Subsidiaries to, (a) transfer, convey, sell or otherwise dispose of any shares of Capital Stock of any Restricted Subsidiary of the Issuers (other than to the Company or a Wholly Owned Subsidiary of the Company), except that the Company and any such Restricted Subsidiary (other than an Issuer) may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any such Restricted Subsidiary to any Person, subject to complying with the provisions of Section 4.05, and (b) issue shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors’ qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock of a Restricted Subsidiary of the Company to any Person other than the Company or a Wholly Owned Subsidiary of the Company.

SECTION 4.18.                                    Limitation on Liens.

None of the Issuers nor any of their Restricted Subsidiaries will Incur any Lien (other than Permitted Liens) on or with respect to any property or assets of any Issuer or any Restricted Subsidiary owned on the Issue Date or thereafter acquired or on the income or profits thereof to secure Indebtedness of the Company or a Guarantor without making, or causing any such Restricted Subsidiary to make, effective provision for securing the Securities or the Guarantee of such Guarantor (and, if any Issuer shall so determine, any other Indebtedness of such Issuer or such Restricted Subsidiary or any Guarantor, including Subordinated Indebtedness; provided, however, that Liens securing the Securities or the Guarantee of such Guarantor and any Indebtedness pari passu with the Securities are senior to such Liens securing such Subordinated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Securities or the Guarantee, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured.

SECTION 4.19.                                    Payment of Additional Amounts.

All payments by the Issuers in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature, including penalties, interest and any other liabilities related thereto (“Taxes”), imposed or levied by or on behalf of The Netherlands or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax, unless the Issuers are compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges.  In such event, the Issuers shall pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts received by the Holders of the Securities after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Securities in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Security (i) presented for payment of principal more than 60 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in New York City by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Securityholders by the Trustee, except to the extent that the Securityholder would have been entitled to such Additional Amounts on presenting such Security for payment on the last day of the applicable 60 day period; (ii) if any tax, assessment or other governmental charge is imposed or withheld by reason of the failure to comply by the Securityholder or, if different, the beneficial owner of the interest payable on the Security with a timely request of the Issuers addressed to such Holder to provide information, documents or other evidence concerning the nationality, residence, identity or connection with The Netherlands or any relevant jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of The Netherlands or any relevant jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge; (iii) held by or on behalf of a Securityholder who is liable for Taxes in respect of such Security by reason of having some connection with The Netherlands or any relevant jurisdiction (or any political subdivision or authority thereof) other than the mere purchase, holding or disposition of any Security, or the receipt of principal or interest in respect thereof, including, without limitation, such Securityholder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein; (iv) to the extent that such Additional Amounts exceed the Additional Amounts that would have been payable had such Securityholder or beneficial owner of the interest not failed to be a resident of the United States within the meaning of the income tax treaty between the United States and The Netherlands or the United States and any other relevant jurisdiction; (v) to the extent that such Additional Amounts exceed the Additional Amounts that would have been payable had such Securityholder or beneficial owner of the interest (if such person is a tax-exempt entity) not sold, or agreed to sell, such Security within the three months of the acquisition thereof; or (vi) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar tax, assessment or other governmental charge; and any combination of (i), (ii), (iii), (iv), (v) or (vi), nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Security to any Securityholder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Securityholder.

The Issuers will also (a) make such withholding or deduction compelled by applicable law and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  The Issuers will furnish copies of such receipts evidencing the payment of any Taxes so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Issuers to the Trustee within 60 days after the date of receipt of such evidence.  The Trustee shall make such evidence available to the Holders of Securities upon request.  If the Issuers have paid any Additional Amounts to any Securityholder or, if different, the beneficial owner of the interest and such Person is entitled to a refund of the Tax to which such Additional Amounts are attributable from any competent taxation authority or other governmental authority, then such Person shall (a) as soon as practicable but in any event within 30 days after receiving a written request thereof from the Issuers, comply with any administrative procedure to obtain such refund and (b) upon receipt of such refund promptly pay over such refund to the Issuers.

If Additional Amounts are paid to a Securityholder or, if different, the beneficial owner of the interest, and subsequently it is determined that the Securityholder or beneficial owner of the interest was not entitled to such Additional Amounts, then such Securityholder or beneficial owner of the interest shall promptly refund to the Issuers the amount of all such Additional Amounts previously paid to the Securityholder or beneficial owner of the interest.

All references herein and in the Securities to the principal of or interest on a Security shall be deemed to include any Additional Amounts payable in connection therewith.

The Issuers will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the Securities or any other document or instrument referred to herein or in the Securities.

At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Issuers will be obligated to pay Additional Amounts with respect to such payment, the Issuers will deliver to the Trustee and the Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable and shall specify by country the amounts to be payable and will set forth such other information necessary to enable the Trustee and the Paying Agent to pay such Additional Amounts to Holders on the payment date.  The Issuers shall indemnify the Trustee and any Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

The obligations of the Issuers under this Section 4.19 shall survive the termination of this Indenture and the payment of all amounts under or with respect to the Securities.

The Issuers will not take any voluntary action that results in their obligations to pay Additional Amounts.

SECTION 4.20.                                    Additional Guarantees.

If, after the Issue Date, (a) the Issuers or any Restricted Subsidiary shall acquire or create another Subsidiary (other than (x) a Subsidiary that has been designated an Unrestricted Subsidiary or (y) any Foreign Subsidiary) or (b) any Unrestricted Subsidiary (other than a Foreign Subsidiary) is redesignated a Restricted Subsidiary, then, in each such case, the Company shall cause such Restricted Subsidiary to:

(1)           execute and deliver to the Trustee (a) a supplemental indenture in form satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Securities and this Indenture and (b) a notation of guarantee in respect of its Guarantee in the form set forth in Exhibit A hereto; and

(2)           deliver to the Trustee one or more opinions of counsel (subject to customary qualifications) that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

ARTICLE FIVE

MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.                                    Restriction on Mergers, Consolidations and Certain Sales of Assets.

None of the Issuers will consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Issuers to consolidate or merge with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:  (i) the entity formed by or surviving any such consolidation or merger (if other than such Issuer or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the “Surviving Entity”), is a corporation organized and existing under the laws of the jurisdiction of incorporation of such Issuer or Restricted Subsidiary or the United States, any state thereof or the District of Columbia; (ii)(a) in the event the consolidation or merger involved an Issuer or all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) were sold, assigned, leased, conveyed or otherwise disposed of the Surviving Entity assumes by supplemental indenture all of the obligations of such Issuer or the Issuers, as the case may be, on the Securities and under this Indenture or (b) in the event the consolidation or merger involved a Guarantor, the Surviving Entity assumed by supplemental indenture all of the obligations of the Guarantor hereunder; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, either (1) the Company or the Surviving Entity (in the case of any transaction involving an Issuer other than the Company), as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 4.04 or (2) the Consolidated Cash Flow Ratio for the Company or the Surviving Entity (in the case of any transaction involving an Issuer other than the Company), as the case may be, and its Restricted Subsidiaries would be greater than the Consolidated Cash Flow Ratio immediately prior to such transaction; (iv) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default, Event of Default or event shall have occurred and be continuing; (v) if, as a result of any such transaction, property or assets of an Issuer or a Restricted Subsidiary would become subject to a Lien not excepted from the provisions of Section 4.18, such Issuer, Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the Securities as required by said Section 4.18; and (vi) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger or sale, assignment, lease, conveyance, or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Five and that all conditions precedent herein provided for relating to such transaction have been complied with.  The provisions of this Section 5.01 shall not apply to any merger of a Restricted Subsidiary of the Company with or into the Company or a Wholly Owned Subsidiary of the Company or any transaction pursuant to which the Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.05.

SECTION 5.02.                                    Successor Corporation Substituted.

Upon any consolidation of any Issuer or any Restricted Subsidiary of the Issuers with, or merger of such Issuer or such Restricted Subsidiary into, any other Person or any sale, assignment, lease, conveyance or other disposition of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) (as an entirety or substantially as an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) in accordance with Section 5.01, upon the execution of a supplemental indenture by the Surviving Entity in form satisfactory to the Trustee (as evidenced by the Trustee’s execution thereof), the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, such Issuer or such Restricted Subsidiary, as the case may be, under this Indenture and the Securities or the Guarantee, as the case may be, with the same effect as if such Surviving Entity had been named as such Issuer, Guarantor or such Restricted Subsidiary, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities or the Guarantee, as the case may be.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.                                    Events of Default.

An “Event of Default” occurs if:

(1)           the Issuers fail to pay the principal of any Security when the same becomes due and payable (whether or not such payment is prohibited by Article Eight hereof or, with respect to a payment on behalf of the Issuers by the Guarantors, Article Twelve);

(2)           the Issuers fail to pay any interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by Article Eight hereof or, with respect to a payment on behalf of the Issuers by the Guarantors, Article Twelve);

(3)           the Issuers default in the payment of principal of and interest on Securities required to be purchased pursuant to an Offer to Purchase as described under Section 4.05 and Section 4.14 when due and payable (whether or not such payment is prohibited by Article Eight hereof or, with respect to a payment on behalf of the Issuers by the Guarantors, Article Twelve);

(4)           the Issuers fail to perform or comply with any of the provisions of Section 5.01;

(5)           the Issuers fail to perform any other covenant or agreement of the Issuers or any Guarantor under this Indenture or the Securities, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

(6)           a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or an Issuer or any Subsidiary fails to pay principal when due at the stated maturity of any such Indebtedness;

(7)           there shall have been any final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries in an amount of $15.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(8)           the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case or proceeding,

(B)           consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C)           consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)          makes a general assignment for the benefit of its creditors;

(9)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding,

(B)           appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

(C)           orders the liquidation of the Company or any Significant Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

(10)         the Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under the Guarantee (other than by reason of a release of the Guarantor from the Guarantee in accordance with the terms of the Guarantee and this Indenture).

The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A Default under clause (5) is not an Event of Default until the Trustee notifies any of the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities notify any of the Issuers and the Trustee, of the Default in writing and the Issuers do not cure the Default within 30 days after receipt of the notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding.  When a Default is cured, it ceases to exist.

SECTION 6.02.                                    Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to an Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to any of the Issuers (and to the Trustee if given by the Holders) may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Securities to be due and payable effective five days after receipt of notice thereof by the Agent under the Credit Agreement and, upon any such declaration, such principal amount and accrued interest shall become immediately due and payable.

If an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to an Issuer occurs, all unpaid principal of and accrued interest on the outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder thereof.

After a declaration of acceleration, but before a judgment or decree for the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived, if the rescission would not conflict with any judgment or decree and if all amounts then due under Section 7.07 hereof shall have been paid.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                                    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                    Waiver of Past Default.

Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02.  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively.  This paragraph of this Section 6.04 shall be in lieu of § 316(a)(l)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.                                    Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss, cost, expense or liability caused by taking such action or following such direction.  This Section 6.05 shall be in lieu of § 316(a)(1)(A) of the TIA, and such § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.                                    Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

(3)           such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer and, if requested, the provision of indemnity; and

(5)           during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding the Company or Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.                                    Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed or provided for in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.                                    Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                    Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to any of the Issuers (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.                                    Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third:  to the Issuers.

The Trustee, upon prior written notice to any of the Issuers, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.                                    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed or provided for in the Security.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                    Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           The Trustee undertakes to perform such duties and only such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01 and to the provisions of the TIA.

(h)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.02.                                    Rights of Trustee.

Subject to Section 7.01:

(a)                 The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)                 The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                 The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(3), (4), (5), (6), (7) or (10) hereof, of the identity of any Restricted or Significant Subsidiary, of the existence of any Change of Control or Asset Disposition or an Event of Default caused by violation of Section 4.14(b) hereof unless either (i) an officer of the Trustee assigned to its Institutional Trust Services department shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 13.02 hereof from the Company or any Securityholder.

SECTION 7.03.                                    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.                                    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of any Issuer or any Guarantor in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities or the Guarantee other than the Trustee’s certificate of authentication.

SECTION 7.05.                                    Notice of Defaults.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 60 days after the occurrence thereof.

SECTION 7.06.                                    Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b), (c) and (d).

A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.                                    Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence or bad faith.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

The Issuers shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.  However, the failure by the Trustee to so notify the Company shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Issuers’ expense; provided, however, that the Issuers’ reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees of such counsel.  The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld.

The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this indenture by the Trustee caused by the Trustee’s negligence or willful misconduct.

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and (without prejudice to any other rights available to the Trustee under applicable law) are intended to constitute expenses of administration under any Bankruptcy Law.  The Issuers’ obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the termination of this Indenture, the discharge of the Issuers’ obligations pursuant to Article Eight, with respect to payment under this Section on behalf of the Issuers by the Guarantor, the discharge of the Guarantor’s obligations under Article Twelve and any rejection or termination under any Bankruptcy Law.

The obligations of the Issuers under this Section 7.07 shall be joint and several.

SECTION 7.08.                                    Replacement of Trustee.

The Trustee may resign at any time by so notifying any of the Issuers in writing.  The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and any of the Issuers in writing and may appoint a successor Trustee with the Issuers’ consent.  The Issuers may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

(3)           a custodian or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to any of the Issuers.  As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                    Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

SECTION 7.10.                                    Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA § 310(b), the Trustee and the issuers shall comply with the provisions of TIA § 310(b) (subject to the penultimate paragraph thereof).  The following indenture shall be excluded for purposes of the proviso to TIA § 310(b)(i):  the Indenture dated as of September 15, 1996, among Euramax International plc, Euramax European Holding plc and Euramax European Holdings, B.V., as issuers, Amerimax Holdings, Inc., as guarantor, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.                                    Preferential Collection of Claims Against the Issuers.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

SUBORDINATION OF SECURITIES

SECTION 8.01.                                    Securities Subordinated to Senior Debt.

Each Issuer covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Securities shall be subject to the provisions of this Article and that the payment of the principal of, premium, if any, and interest on the Securities and all Obligations under this Indenture to the Securityholders and the payment of any claims to the Securityholders are subordinated in right of payment, to the extent and in the manner provided hereunder, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior

Debt and they and/or each of them may enforce such subordination.  For the purposes of this Article Eight, no Senior Debt shall be deemed to have been paid in full unless the holders or owners thereof have received payment in full in cash; a distribution may consist of cash, securities or other property, by set-off, by way of collateral or otherwise; any payment or distribution includes any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of any Issuer or any Subsidiary thereof that is subordinated to the Securities or Claims; and a payment or distribution on account of any Obligations with respect to the Securities shall include any redemption, purchase or other acquisition of the Securities, whether pursuant to an Offer to Purchase or otherwise.  References in this Article Eight to Senior Debt mean Senior Debt of the Issuers.

The Securities are not senior or superior in right of payment to, and rank pari passu with, the 1996 Notes.

SECTION 8.02.                                    No Payment on Securities in Certain Circumstances.

(a)           No direct or indirect payment or distribution by or on behalf of the Issuers or their Subsidiaries of principal of, premium, if any, or interest on, or other Obligations in respect of, the Securities, whether pursuant to the terms of the Securities, upon acceleration or otherwise, or on account of any Claim shall be made and the Holders and the Trustee shall not receive, directly or indirectly, any such payment or distribution if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise (and the Trustee has received written notice thereof pursuant to Section 8.06 hereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt.  In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice pursuant to Section 8.06 hereof (a “Payment Blockage Notice”) from a holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, no direct or indirect payment or distribution shall be made by or on behalf of the Issuers or their Subsidiaries on account of or with respect to the Securities or on account of any Claim or Obligation with respect to the Securities, except from those funds held in trust by the Trustee or any Paying Agent for the benefit of the Holders of any Securities, to such Holders, during a period (a “Payment Blockage Period”) commencing on the date of receipt of such Payment Blockage Notice by the Trustee and ending 179 days thereafter.

Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 360 day period during which no Payment Blockage Period is in effect.  Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days.  No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period may be, or be made, to the extent the holders of such Designated Senior Debt had knowledge of the same, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

(b)           In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall, to the extent that, upon notice from the Trustee to the holders of Designated Senior Debt that such prohibited payment has been made (which notice the Trustee hereby agrees to forthwith send, provided that the Trustee has received notice of such prohibition under Section 8.06), the holders of the Designated Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Senior Debt, if any, the amounts specified in such notice to the Trustee shall be paid over or delivered (in the same form as received, with any necessary endorsement) to, such holders of Senior Debt as their interests may appear, or their agent, representative or the trustee for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms.

SECTION 8.03.                                    Payment Over of Proceeds upon Dissolution, etc.

(a)           Upon any payment or distribution of assets or securities of any Issuer or any of its Subsidiaries of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of such Issuer or Subsidiary, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings relating to any Issuer or its Subsidiaries or their respective property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of any Issuer or any of its Subsidiaries or their respective debts or any marshalling of the assets and liabilities of any Issuer or any of its Subsidiaries, all amounts due or to become due with respect to Senior Debt (including any interest accruing subsequent to the commencement of any such proceeding at the rate specified in the applicable Senior Debt) shall be first paid in full, or payment provided for, before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment or distribution on account of the principal of, premium, if any, or interest on the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities or any distribution with respect to the Securities of any cash, property or securities or payment of any Claims or of any other Obligations with respect to the Securities.  Before any payment may be made by, or on behalf of, an Issuer of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this indenture, shall be made by such Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of Senior Debt of such Issuer (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the agent or to the trustee or trustees under any indenture pursuant to which any such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(b)           In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of an Issuer or any of its Subsidiaries of any kind or character, whether in cash, property or securities, shall be received by the Trustee, any Paying Agent or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Debt are paid in full, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered (in the same form as received, with any necessary endorsements)

to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms until all such Senior Debt has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(c)           For purposes of this Section, the words “cash, property or securities” shall not be deemed to include, so long as the effect of these clauses (x) and (y) is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section as part of the same class of claims as the Senior Debt or any class of claims on a parity with or senior to the Senior Debt for any payment or distribution, (x) any payment or distribution of securities of an Issuer or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Securities to the Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or (y) securities of an Issuer or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Securities, to the payment of all Senior Debt then outstanding and, in the case of either clause (x) or (y), all terms of such securities are satisfactory to the Agent under the Credit Agreement and such plan of reorganization has been approved by the Agent under the Credit Agreement (the securities described in clauses (x) and (y) being hereinafter referred to as “Subordinated Reorganization Securities”); provided, however, that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Debt and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders of the Senior Debt, altered by such reorganization or readjustment.

The consolidation of an Issuer or a Restricted Subsidiary with, or the merger of an Issuer or a Restricted Subsidiary with or into, another corporation or the liquidation or dissolution of an Issuer or a Restricted Subsidiary following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.                                    Subrogation.

Upon the payment in full of all Senior Debt, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of an Issuer or any Subsidiary made on such Senior Debt until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between an Issuer, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by such Issuer to or on account of Senior Debt.  It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

SECTION 8.05.                                    Obligations of Issuers Unconditional.

Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuers and the Holders of the Securities, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuers other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Debt in respect of cash, property or securities of an Issuer or a Subsidiary received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from an Issuer of principal of or interest on the Securities.

SECTION 8.06.                                    Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article.  The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Issuers and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.  Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Sections 8.02 and 8.03.  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.                                    Reliance on Judicial Order or Certificate of Liquidating Agent.

Whenever a distribution is to be made or a notice is to be given to holders of Senior Debt, the distribution may be made and the notice may be given to the trustee or any agent or representative for such Senior Debt.  Upon any payment or distribution of assets or securities referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 8.08.                                    Trustee’s Relation to Senior Debt.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except with respect to funds held in trust as provided in sections 8.02 and 8.03(b)).

SECTION 8.09.                                   Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Debt.

No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Issuer, the Trustee, any Paying Agent or any registrar with the terms and provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.  The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

All rights and interests under this Indenture of the Agent under the Credit Agreement and the other holders of Senior Debt, and all agreements and obligations of the Trustee, the Holders of Securities and the Issuers under this Article Eight shall remain in full force and effect irrespective of any lack of validity or enforceability of the Credit Agreement, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Debt, including, without limitation, any agreement referred to in the definition of Credit Agreement.

The provisions set forth in this Article Eight constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Indebtedness under the Credit Agreement and at such time when no bank shall have any obligations to make advances under the Credit Agreement, (ii) be binding upon the Trustee, the Holders of Securities and the Issuers, and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the holders of Senior Debt and their respective successors, transferees and assigns.

The Agent under the Credit Agreement is hereby authorized to demand specific performance of the provisions of this Article Eight, whether or not any Issuer shall have complied with any of the provisions in this Article Eight, at any time when the Trustee or any Holder of Securities shall have failed to comply with any of these provisions.  The Trustee and the Holders of Securities hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

SECTION 8.10.                                    Securityholders Authorize Trustee To Effectuate Subordination of Securities.

Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including in the event of any proceeding for the dissolution, winding up, liquidation or reorganization of an Issuer or a Subsidiary (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) or tending towards liquidation of the business and assets of such Issuer or such Subsidiary, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11.                                    This Article Not To Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clause (1), (2) or (3) of Section 6.01.

SECTION 8.12.                                    Trustee’s Compensation Not Prejudiced.

Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture, including Section 7.07 hereof.

SECTION 8.13.                                    No Waiver of Subordination Provisions.

Without in any way limiting the generality of Section 8.09, the holders or owners of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Debt (including any change in the rate of interest thereon), or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned, mortgaged to secure, or otherwise securing Senior Debt, or amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Debt; (c) release any Person liable in any manner under or in respect of Senior Debt; (d) exercise or refrain from exercising any rights against, and release from obligations of any type, any issuer and any other Person; and (e) apply any sums from time to time received to the Senior Debt.

SECTION 8.14.                                   Subordination Provisions Not Applicable to Money Held in Trust for Securityholders; Payments May Be Paid Prior to Dissolution.

All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) an Issuer, except under the conditions described in Section 8.02 and Section 8.03, from making payments of principal of and interest on the Securities (except for monies held in trust pursuant to Article Nine hereof), or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Issuers’ and the Guarantor’s obligations under the Securities and the Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless (except for monies held in trust pursuant to Article Nine hereof) at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06.  The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Issuer or Subsidiary.

SECTION 8.15.                                    Acceleration of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Debt of the acceleration.

SECTION 8.16.                                    Miscellaneous.

The agreement contained in this Article Eight shall continue to be effective or reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of any Issuer or any of its Subsidiaries or otherwise, all as though such payment had not been made.

Unless and until written notice shall be given by the Issuers and the Agent under the Credit Agreement to the Trustee at its Corporate Trust Office notifying the Trustee that Indebtedness is no longer outstanding under the Credit Agreement, the Trustee shall assume that such indebtedness is outstanding.  The Issuers agree to give, and to cause the Agent under the Credit Agreement to give, such notice to the Trustee promptly after the first date on which no such Indebtedness shall be outstanding under the Credit Agreement.  For purposes of the Indenture, Indebtedness shall be outstanding under the Credit Agreement whenever either (i) such Indebtedness shall not have been paid in full or (ii) commitments to lend under the Credit Agreement shall not have expired or been cancelled or terminated.

ARTICLE NINE

DISCHARGE OF INDENTURE

SECTION 9.01.                                    Termination of Issuers’ Obligations.

Subject to the provisions of Article Eight, the Company may terminate its substantive obligations and the substantive obligations of the other Issuer and the Guarantors in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by the Issuers on account of principal of, premium, if any, and interest on all Securities.  In addition to the foregoing, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(8) or (9), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would result therefrom and, so long as any Obligations or commitments under the Credit Agreement shall be outstanding, the Agent under the Credit Agreement shall have consented thereto in writing, terminate its substantive obligations and the substantive obligations of the other Issuers and the Guarantors in respect of the Securities (except for the Issuers’ obligations to pay the principal of (and premium, if any, on) and interest on the Securities and the Guarantors’ Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money which is sufficient or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged (“United States Government Obligations”) the principal of and interest on which is sufficient (without reinvestment), or a combination thereof sufficient, in the written opinion of a firm of nationally recognized certified public accountants delivered to the Trustee, to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company’s exercise of its option under this paragraph will not result in any of the Issuers, the Trustee or the trust created by the Company’s deposit of funds pursuant to this provision becoming or being deemed to be an “investment company” under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.  In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(8) or (9), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would arise therefrom and, so long as any Obligations or commitments under the Credit Agreement shall be outstanding, the Agent under the Credit Agreement shall have consented thereto in writing, terminate all of its substantive obligations and all of the substantive obligations of the other Issuers and the Guarantors in respect of the Securities (including the Issuers’ obligations to pay the principal of (and premium, if any, on) and interest on the Securities and the Guarantors’ Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money which is sufficient or United States Government Obligations the principal of and interest on which is sufficient (without reinvestment), or a combination thereof sufficient, in the written opinion of a firm of nationally recognized certified public accountants delivered to the Trustee, to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an opinion of Counsel addressed to the Trustee based upon such a ruling or a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an opinion of Counsel to the effect that the Company’s exercise of its option under this paragraph will not result in any of the Issuers, the Trustee or the trust created by the Issuers’ deposit of funds pursuant to this provision becoming or being deemed to be an “investment company” under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

Notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.03, 2.05, 2.06, 2.07, 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding.  Thereafter the Issuers’ obligations in Sections 7.07, 9.03 and 9.04 shall survive.

After such delivery or irrevocable deposit and delivery of an Officers’ Certificate and Opinion of Counsel, the Trustee upon a Company Request shall acknowledge in writing the discharge of the Issuers’ and the Guarantors’ obligations under the Securities, the Guarantees and this Indenture except for those surviving obligations specified above.

SECTION 9.02.                                    Application of Trust Money.

The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION 9.03.                                    Repayment to Issuers.

Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Issuers upon written request any excess money held by it at any time.  The Trustee shall pay to the Issuers upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Issuers.  After payment to the Issuers, Securityholders entitled to money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04.                                    Reinstatement.

If the Trustee is unable to apply any money or United States Government obligations in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and the Guarantors’ obligations under this indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.02; provided, however, that if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.                              Without Consent of Holders.

The Issuers and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to-or consent of any Securityholder:

(i)            to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

(ii)           to effect the assumption by a successor Person of all obligations of the Issuers under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

(iii)          to provide for uncertificated Securities in addition to or in place of certificated Securities;

(iv)          to comply with any requirements of the SEC in order to effect or maintain the qualification of this indenture under the TIA;

(v)           to make any change that would provide any additional benefit or rights to the Holders;

(vi)          to make any other change that does not adversely affect the rights of any Holder under this Indenture;

(vii)         to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee in accordance with Article Five hereof;

(viii)        to add to the covenants of the Issuers or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers or any Guarantor;

(ix)           to secure the Securities pursuant to the requirements of Section 4.18 or otherwise; or

(x)            to reflect the release of any Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of Section 11.03;

provided, however, that the Company has delivered to the Trustee an opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.                              With Consent of Holders.

Subject to Section 6.07, the Issuers and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities.  Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Issuers or the Guarantors with any provision of this Indenture or the Securities.  However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1)           change the Stated Maturity of the principal of or any installment of interest on any Security or alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the holders of the Securities (excluding modifications governed by clause (10) below):

(2)           reduce the principal amount (or the premium) of any Security;

(3)           reduce the rate or extend the time for payment of interest on any Security;

(4)           change the place or currency of payment of principal of (or premium) or interest on any Security;

(5)           modify any provisions of Section 6.04, Section 6.07 or this Section 10.02 (other than to increase any percentage contained therein or add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

(6)           reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default or Event of Default;

(7)           waive a default in the payment of principal of, interest on, or redemption payment with respect to, any Security (except a rescission of acceleration of the Securities by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

(8)           modify the ranking or priority of the Securities or the Guarantees or modify the definition of Senior Debt, Guarantor Senior Debt or Designated Senior Debt, or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders, holders of Senior Debt or Guarantor Senior Debt under the Credit Agreement or the Agent thereunder;

(9)           release any Guarantor from any of its obligations under its Guarantee or this indenture otherwise than in accordance with this Indenture; or

(10)         modify the provisions relating to any Offer to Purchase required pursuant to Section 4.05 or 4.14 in a manner materially adverse to the Holders with respect to any Asset Disposition that has been consummated or Change of Control that has occurred.

An amendment under this Section 10.02 may not make any change under Article Eight, Article Nine, Article Eleven or Article Twelve or the definitions used therein that adversely affects the rights of any holder of Senior Debt or Guarantor Senior Debt then outstanding unless the holders of such Senior Debt or Guarantor Senior Debt (or any trustee or representative thereof authorized to give a consent) shall have consented to such change.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03.                              Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.                              Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder.

SECTION 10.05.                              Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.                              Trustee To Sign Amendments, etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment or supplement constitutes the legal, valid and binding obligation of the Issuers and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions).  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

ARTICLE ELEVEN

GUARANTEES

SECTION 11.01.                              Unconditional Guarantee.

Each Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that:  the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04.  Each Guarantor hereby agrees that this is a guarantee of payment and not of collection and that its respective obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Guarantees.  If any Holder or the Trustee is required by any court or otherwise to return to an Issuer or any custodian, trustee, liquidator or other similar official acting in relation to such Issuer, any amount paid by an Issuer to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between itself, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of its respective Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of its respective Guarantee.  The obligations of the Guarantors under this Article Eleven shall be joint and several, subject to Section 11.04.

SECTION 11.02.                              Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.                              Release of Guarantors.

If the Securities are defeased in accordance with the terms of the third sentence of Section 9.01 hereof, or if all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition and if (x) the Net Available Proceeds from such Asset Disposition are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers’ Certificate covenanting that the Net Available Proceeds from such Asset Disposition shall be used in accordance with Section 4.05 and within the time limits specified by such Section 4.05, then such Guarantor (in the case of such a defeasance or in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor), shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder.  The Trustee shall, at the sole cost and expense of the Issuers and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate, instrument evidencing such release upon a Company Request accompanied by an Officers’ Certificate certifying as to the compliance with this Section.

SECTION 11.04.                              Limitation of Guarantors’ Liability.

Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by each Guarantor pursuant to its respective Guarantee not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S.  Federal or state or other applicable law.  To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its respective Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Guarantor result in the obligations of any Guarantor under its respective Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05.                              Execution of Guarantee.

To further evidence its Guarantee to the Holders, each Guarantor hereby agrees to execute a Guarantee in substantially the form set forth in Exhibit A hereto to be endorsed on each Security ordered to be authenticated and delivered by the Trustee.  Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of its Guarantee.  A Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor.  Such signature upon the Guarantee may be the manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of any Guarantor.

SECTION 11.06.                              Subordination of Subrogation and Other Rights.

Each Guarantor hereby agrees that any claim against an Issuer that arises from the payment, performance or enforcement of such Guarantor’s obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of any Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

ARTICLE TWELVE

SUBORDINATION OF GUARANTEES

SECTION 12.01.                              Guarantee Obligations Subordinated to Guarantor Senior Debt.

Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Guarantee shall be subject to the provisions of this Article and that any payments on its Guarantee are subordinated in right of payment, to the extent and in the manner provided hereunder, to the prior payment in full of all Guarantor Senior Debt, and that the subordination is for the benefit of the holders of Guarantor Senior Debt and they and/or each of them may enforce such subordination.  For the purposes of this Article Twelve, no Guarantor Senior Debt shall be deemed to have been paid in full unless the holders or owners thereof have received payment in full in cash; a distribution may consist of cash, securities or other property, by set-off by way of collateral or otherwise; any payment or distribution includes any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of any Guarantor or any Subsidiary thereof that is subordinated to the Guarantee or Claims; and a payment or distribution on account of any Obligations with respect to the Guarantee shall include any redemption, purchase or other acquisition of the Securities, whether pursuant to an Offer to Purchase or otherwise.

The Guarantees are not senior or superior in right of payment to, and rank pari pasu with, the guarantee of the 1996 Notes.

SECTION 12.02.                              No Payment on Guarantee in Certain Circumstances.

(a)           No direct or indirect payment or distribution by or on behalf of any Guarantor of principal of, premium, if any, or interest on or other Obligations in respect of the Securities pursuant to its Guarantee, whether pursuant to the terms of the Securities, upon acceleration or otherwise, or on account of any Claim shall be made and the Holders and the Trustee shall not receive, directly or indirectly, any such payment or distribution if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt of such Guarantor, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise (and the Trustee has received written notice thereof pursuant to Section 12.06 hereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt.  In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice pursuant to Section 12.06 hereof (the “Guarantor Payment Blockage Notice”) from a holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, no direct or indirect payment or distribution shall be made by or on behalf of any Guarantor on account of or with respect to the Securities or on account of any Claim or Obligation with respect to the Securities, except from those funds held in trust by the Trustee or any Paying Agent for the benefit of the Holders of any Securities, to such Holders, during a period (a “Guarantor Blockage Period”) commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date of the Guarantor Payment Blockage

Notice in respect thereof and (y) there must be 180 days in any 360 day period during which no Guarantor Payment Blockage Period is in effect.  Not more than one Guarantor Blockage Period may be commenced with respect to the Guarantor during any period of 360 consecutive days.  No default or event of default that existed or was continuing on the date of commencement of any other Guarantor Blockage Period with respect to the Designated Senior Debt initiating such Guarantor Payment Blockage Period may be, or be made, to the extent the holders of such Designated Senior Debt had knowledge of the same, the basis for the commencement of any other Guarantor Blockage Period by the holder or holders of such Designated Guarantor Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

(b)           In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall, to the extent that, upon notice from the Trustee to the holders of such Guarantor Senior Debt that such prohibited payment has been made (which notice the Trustee hereby agrees to forthwith send, provided that the Trustee has received notice of such prohibition under Section 12.06), the holders of such Guarantor Senior Debt (or their agent, representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Guarantor Senior Debt, if any, the amounts specified in such notice to the Trustee shall be paid over or delivered (in the same form as received, with any necessary endorsement) to, such holders of Guarantor Senior Debt as their interests may appear, or their agent, representative or the trustee for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of all Obligations with respect to Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms.

SECTION 12.03.                              Payment Over of Proceeds upon Dissolution, etc.

(a)           Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings relating to any Guarantor or its property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of any Guarantor or its debts or any marshalling of the assets and liabilities of any Guarantor, all amounts due or to become due with respect to all Guarantor Senior Debt (including any interest accruing subsequent to the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt) shall be first paid in full, or payment provided for, before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment or distribution on account of the principal of, premium, if any, or interest on the Securities pursuant to its Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities or any distribution with respect to the Securities of any cash, property or securities or payment of any Claims or of any other Obligations with respect to the Securities.  Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Debt in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

(b)           In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee, any Paying Agent or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Guarantor Senior Debt are paid in full, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered (in the same form as received with any necessary endorsements) to, the holders of such Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms until all such Guarantor Senior Debt has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

(c)           For purposes of this Section, the words “cash, property or securities” shall not be deemed to include, so long as the effect of these clauses (x) and (y) is not to cause any Guarantee to be treated in any case or proceeding or similar event described in this Section as part of the same class of claims as Guarantor Senior Debt or any class of claims on a parity with or senior to Guarantor Senior Debt for any payment or distribution, (x) any payment or distribution of securities of any Guarantor or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of its Guarantee to the Guarantor Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or (y) securities of any Guarantor or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as its Guarantee, to the payment of all Guarantor Senior Debt then outstanding and, in the case of either clause (x) or (y), all terms of such Securities are satisfactory to the Agent under the Credit Agreement and such plan of reorganization has been approved by such Agent under the Credit Agreement; provided, however, that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Guarantor Senior Debt and (ii) the rights of the holders of the Guarantor Senior Debt are not, without the consent of such holders of the Guarantor Senior Debt, altered by such reorganization or readjustment.  The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.04.                              Subrogation.

Upon the payment in full of all Guarantor Senior Debt, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments or distributions of cash, property or securities of any Guarantor made on such Guarantor Senior Debt until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of such Guarantor Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between the Guarantor, its creditors other than holders of such Guarantor Senior Debt, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt.  It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Guarantor Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Debt.

SECTION 12.05.                              Obligations of Guarantor Unconditional.

Nothing contained in this Article or elsewhere in this Indenture or in the Securities or any Guarantee is intended to or shall impair, as among any Guarantor and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of its Guarantee, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Guarantors other than the holders of Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Debt then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from any Guarantor of principal of or interest on the Securities pursuant to its Guarantee.

SECTION 12.06.                              Notice to Trustee.

The Issuers and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Issuers or any Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article.  The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of an Issuer or such Guarantor, or by a holder of Guarantor Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.  Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Debt to recover payments as contemplated by Sections 12.02 and 12.03.  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Debt or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07.                              Reliance on Judicial Order or Certificate of Liquidating Agent.

Whenever a distribution is to be made or a notice is to be given to holders of Guarantor Senior Debt, the distribution may be made and the notice may be given to the trustee or any agent or representative for such Guarantor Senior Debt.

Upon any payment or distribution of assets or securities of any Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Debt and other indebtedness of any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.08.                              Trustee’s Relation to Guarantor Senior Debt.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt (except with respect to funds held in trust as provided in Sections 12.02(b) and 12.03(b)).

SECTION 12.09.                             Subordination Rights Not Impaired by Acts or Omissions of Any Guarantor or Holders of Guarantor Senior Debt.

No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor, the Trustee, any Paying Agent or any registrar with the terms and provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.  The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt.

All rights and interests under this Indenture of the Agent under the Credit Agreement and the other holders of Guarantor Senior Debt, and all agreements and obligations of the Trustee, the Holders of Securities, each Guarantor and the Issuers under this Article Twelve shall remain in full force and effect irrespective of any lack of validity or enforceability of the Credit Agreement, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Guarantor Senior Debt, including, without limitation, any agreement referred to in the definition of Credit Agreement.

The provisions set forth in this Article Twelve constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all indebtedness under the Credit Agreement at such time when no bank shall have any obligations to make advances under the Credit Agreement, (ii) be binding upon the Trustee, the Holders of Securities and each Guarantor, and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the holders of Guarantor Senior Debt and their respective successors, transferees and assigns.

The Agent under the Credit Agreement is hereby authorized to demand specific performance of the provisions of this Article Twelve, whether or not the Guarantor shall have complied with any of the provisions in this Article Twelve, at any time when the Trustee or any Holder of Securities shall have failed to comply with any of these provisions.  The Trustee and the Holders of Securities hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

SECTION 12.10.                              Securityholders Authorize Trustee To Effectuate Subordination of Guarantee.

Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes.  including, in the event of any proceeding for the dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) or tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11.                              This Article Not To Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clause (1), (2) or (3) of Section 6.01.

SECTION 12.12.                              Trustee’s Compensation Not Prejudiced.

Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture, including Section 7.07 hereof.

SECTION 12.13.                              No Waiver of Guarantee Subordination Provisions.

Without in any way limiting the generality of Section 12.09, the holders or owners of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Guarantor Senior Debt (including any change in the rate of interest thereon) or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding or secured; (b) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned, mortgaged or otherwise securing Guarantor Senior Debt, or amend, or grant any waiver or release with respect to, or consent to, any departure from any guarantee for all or any of the Guarantor Senior Debt; (c) release any Person liable in any manner under or in respect of Guarantor Senior Debt; (d) exercise or refrain from exercising any rights against , and release from obligations of any type, the Guarantor and any other Person; and (e) apply any sums from time to time received to the Guarantor Senior Debt.

SECTION 12.14.                              Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) the Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section 12.06.  Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01.                              Trust Indenture Act Controls.

This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.  If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified.  If any provision of this indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this indenture, whether or not physically contained herein.

SECTION 13.02.                              Notices.

Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

if to the Issuers or any Guarantor:

Euramax International, Inc.

5445 Triangle Parkway

Suite 350

Norcross, Georgia  30092

Attention:              R. Scott Vansant

Facsimile:               (770) 263-8031

Telephone:            (770) 449-7066

with a copy to:

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, Pennsylvania  19103-2793

Attention:  Craig L. Godshall, Esq.

Facsimile:               (215) 994-2222

Telephone:            (215) 994-2491

if to the Trustee:

JPMorgan Chase Bank

4 New York Plaza

New York, New York  10004

Attention:              Institutional Trust Services

Facsimile:               (212) 623-6167

Telephone:            (212) 623-6795

The Company, each Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed, first class, postage prepaid, to a Securityholder, including any notice delivered in connection with TIA § 310(b), TIA § 313(c), TIA § 314(a) and TIA § 315(b), shall be mailed to him, at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him, if so mailed within the time prescribed.  To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA § 313(c).

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give any notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 13.03.                              Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Issuers, the Trustee, the Registrar and any other person shall have the protection of TIA § 312(c).

SECTION 13.04.                              Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)           an Officers’ Certificate in form satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.                              Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06.                              Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Securityholders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.                              Governing Law.

The laws of the State of New York shall govern this Indenture, the Securities and the Guarantees without regard to principles of conflicts of law.

SECTION 13.08.                              No Recourse Against Others.

A director, officer, employee, incorporator or stockholder, as such, of any of the Issuers or any Guarantor shall not have any liability for any obligations of any of the Issuers or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities and the Guarantees.  The waiver may not be effective to waive liabilities under federal securities laws.

SECTION 13.09.                              Successors.

All agreements of each of the Issuers in this Indenture and the Securities shall bind its successor.  All agreements of any Guarantor in this Indenture and Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10.                              Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11.                              Severability.

In case any provision in this Indenture, in the Securities or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.                              No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.                              Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 13.14.                              Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

The Issuers (i) acknowledge that they have, by separate written instrument, designated and appointed CT Corporation (the “Process Agent”), 111 Eighth Avenue, New York, New York 10011, United States, as their authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, the Book-Entry Interest or the Indenture that may be institutes in any Federal or State court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledge that the Process Agent has accepted such designation, (ii) submit to the jurisdiction of any such court in any such suit, action or proceeding and (iii) agree that service of process upon the Process Agent and written notice of said service to it (mailed or delivered to the Executive Director of the Company at its principal office as specified in Section 13.02 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  The Issuers further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as this Agreement shall be in full force and effect; provided that the Issuers may (and shall, to the extent the Process Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 13.14 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 13.14.  Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York.  Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Issuers appointed and acting in accordance with this Section 13.14.

To the extent that any of the Issuers has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Issuer hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law.

(Signature Pages Follow)

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

EURAMAX INTERNATIONAL, INC.

By:	/s/ R. Scott Vansant
Name: R. Scott Vansant
Title: Chief Financial Officer

EURAMAX INTERNATIONAL HOLDINGS B.V.

By:	/s/ S. Kirk Huddleston
Name: S. Kirk Huddleston
Title: Attorney in fact for Rob Dresen on behalf of Euramax European Holdings B.V., sole director of Euramax International Holdings B.V.

AMERIMAX BUILDING PRODUCTS, INC.
AMERIMAX COATED PRODUCTS, INC.
AMERIMAX DIVERSIFIED PRODUCTS, INC.
AMERIMAX FABRICATED PRODUCTS, INC.
AMERIMAX FINANCE COMPANY, INC.
AMERIMAX HOME PRODUCTS, INC.
AMERIMAX LAMINATED PRODUCTS, INC.
AMERIMAX RICHMOND COMPANY
FABRAL HOLDINGS, INC.
FABRAL, INC.,
as Guarantors

By:	/s/ R. Scott Vansant
Name: R. Scott Vansant
Title: Chief Financial Officer

AMERIMAX UK, INC.
as a Guarantor

By:	/s/ Ian Pittendreigh
Name: Ian Pittendreigh
Title: Secretary/Director

JPMORGAN CHASE BANK, as Trustee

By:	/s/ Natalia Moran
Name: Natalia Moran
Title: Vice President

EXHIBIT A

[Insert Applicable Legends]

[Insert in Global Securities only - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

THIS SECURITY MAY NOT BE OFFERED, TRANSFERRED OR SOLD, WHETHER DIRECTLY OR INDIRECTLY, TO ANY INDIVIDUAL OR LEGAL ENTITY, OTHER THAN TO INDIVIDUALS OR LEGAL ENTITIES, WHETHER SITUATED IN OR OUTSIDE THE NETHERLANDS, WHO OR WHICH TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF THEIR PROFESSION OR TRADE (WHICH INCLUDES BANKS, SECURITIES FIRMS, INVESTMENT INSTITUTIONS, INSURANCE COMPANIES, PENSION FUNDS, OTHER INSTITUTIONAL INVESTORS AND COMMERCIAL ENTERPRISES WHICH REGULARLY, AS AN ANCILLARY ACTIVITY, INVEST IN SECURITIES).

EURAMAX INTERNATIONAL, INC.

EURAMAX INTERNATIONAL HOLDINGS B.V.

CUSIP NO.:  [29843Q AA 0 (144A) or U26903 AA 9 (Regulation S)]

ISIN: [US29843Q AA 04 (144A) or U26903 AA 9 (Regulation S)]

No.

8 1/2% SENIOR SUBORDINATED NOTE DUE 2011

Euramax International, Inc., and Euramax International Holdings B.V.  promise to pay to [                     ] or registered assigns the principal sum  [Insert in Definitive Securities - of $                        ] [Insert in Global Securities - indicated in Schedule A hereto] on the Maturity Date of August 15, 2011.

Interest Payment Dates: February 15 and August 15

Regular Record Dates:  February 1 and August 1

IN WITNESS WHEREOF, EURAMAX INTERNATIONAL, INC., and EURAMAX INTERNATIONAL HOLDINGS B.V.  have caused this instrument to be executed in their respective corporate names by the manual or facsimile signatures of their duly authorized officers.

EURAMAX INTERNATIONAL, INC.

By:
Name:
Title:

By:
Name:
Title:

EURAMAX INTERNATIONAL HOLDINGS B.V.

By:
Name:
Title:

Dated:

Certificate of Authentication:

This is one of the 8 1/2% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By
Authorized Officer

(REVERSE OF SECURITY)

EURAMAX INTERNATIONAL, INC.

EURAMAX INTERNATIONAL HOLDINGS B.V.

8 1/2% Senior Subordinated Note due 2011

1.             Interest.

Euramax International, Inc., a corporation organized under the laws of Delaware (the “Company”), and Euramax International Holdings B.V., a Dutch registered company (“Euramax B.V.” and together with the Company, the “Issuers”), promise to pay interest at the rate of 8 1/2% per annum on the principal amount of this Security semiannually on each Interest Payment Date referred to on the face hereof commencing on February 15, 2004, until the principal hereof is paid or made available for payment.  Interest on the Securities will accrue from and including the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including August 6, 2003, through but excluding the date on which the principal hereof is paid or made available for payment.  If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.

The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the Regular Record Date, which shall be the February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date.  Payment of the principal of and interest on this Security will be made at the agency of the Issuers maintained for that purpose in New York, New York and at any other office or agency maintained by the Issuers for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

3.             Paying Agent.

Initially, JPMorgan Chase Bank (the “Trustee”) will act as Paying Agent, Registrar or co-Registrar.   The Issuers may change any Paying Agent, without notice to the Holders of Securities.  The Issuers or any of their Subsidiaries may act as Registrar or co-Registrar.

4.             Indenture.

This Security is one of a duly authorized issue of Securities of the Issuers, designated as their 8 1/2% Senior Subordinated Notes due 2011 (the “Securities”), issuable under an indenture dated as of August 6, 2003 (the “Indenture”), among the Issuers, the Guarantors party thereto from time to time and the Trustee.   Subject to compliance with the terms of the Indenture, Additional Securities (as defined in the Indenture) may be issued under the Indenture from time to time.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the “Act”) (15 U.S.  Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act.  The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them.  Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Payment on each Security is guaranteed on a senior subordinated basis by the Guarantor pursuant to Article Eleven of the Indenture.

The Securities are subordinated in right of payment to all Senior Debt of the Issuers to the extent and in the manner provided in the Indenture.  Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

5.             Additional Amounts.

The Issuers will pay to the Holders of Securities such Additional Amounts as may become payable under Section 4.19 of the Indenture.

6.             Optional Redemption.

(a)           The Securities may be redeemed, in whole or in part,  at any time prior to  August 15, 2007 at the option of the Company upon not less than 30 nor more than 60 days prior notice mailed to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

(b)           The Securities will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after August 15, 2007 and prior to maturity at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning August 15 of the years indicated:

Year	Percentage
2007	104.250
2008	102.125
2009 and thereafter	100.000

(c)           In addition, prior to August 15, 2006, the Company may redeem up to 35% of the principal amount of the Securities with the net cash proceeds received by the Company from one or more public offerings of Capital Stock of the Company (other than Disqualified Stock), at a redemption price (expressed as a percentage of the principal amount) of 108.50% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for redemption; provided, however, that (1) at least 65% of the aggregate principal amount of the Securities remains outstanding immediately after any such redemption (excluding any Securities owned by the Company or any of its Affiliates), and (2) the redemption occurs within 120 days of the date of the closing of the public equity offering.

7.             Redemption for Changes in Withholding Taxes.

Securities may be redeemed, at the option of the Issuers, as a whole, but not in part (limited to Securities with respect to which payment of an Additional Amount is or may be required), at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date fixed for redemption and any Additional Amounts payable with respect thereto, if the Issuers determine and certify to the Trustee immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Amounts in respect of such Securities as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of The Netherlands or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change, amendment, application or interpretation becomes effective on or after the Issue Date and (ii) such obligation cannot be avoided by the Issuers taking reasonable measures available to them, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts if a payment in respect of such Securities was then due.

8.             Purchase upon Occurrence of a Change of Control.

Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Issuers (or any of them) will commence an offer to Purchase all outstanding Securities at a purchase price in cash equal to 101% of their principal amount plus accrued interest to the Purchase Date.

9.             Notice of Redemption.

The Issuers shall cause notice of redemption to be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  The Issuers will also comply with any notice requirement of the stock exchange or exchanges on which the Securities are listed.  Securities may be redeemed in amounts of $1,000 or an integral multiple of $1,000.  On and after the redemption date, interest ceases to accrue on those Securities or portions of them called for redemption.

10.           Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The Global Security will represent and will be denominated in an amount equal to the aggregate principal amount of all the Securities issued and not yet cancelled.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities during a period beginning on the opening of business 15 days before the day Securities are selected for redemption and during such other periods as are provided for in the Indenture.

11.           Persons Deemed Owners.

Except as provided in paragraph 2, the Holder of this Security may be treated as the owner of this Security for all purposes.

12.           Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Issuers at their request.  After such repayment Holders of Securities entitled to such funds must look to the Issuers for payment unless an abandoned property law designates another Person.

13.           Discharge Prior to Redemption or Maturity.

The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

14.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities.  Without notice to or the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Securities.

15.           Restrictive Covenants.

The Securities are general unsecured senior subordinated obligations of the Issuers.  The Indenture restricts, among other things, the ability of the Issuers or any of their Subsidiaries to permit any Liens to be imposed on their assets or to make certain payments and investments, limits the Indebtedness which the Issuers and their Subsidiaries may incur and limits the terms on which the Issuers may engage in Asset Dispositions.  The Issuers are also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions.  The Company must report quarterly to the Trustee on compliance with certain covenants in the Indenture.

16.           Successor Corporation.

Pursuant to the Indenture, the ability of the Issuers and any Guarantor to consolidate with, merge with or into or transfer their assets to another Person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

17.           Defaults and Remedies.

If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

18.           Trustee Dealings with Issuers.

The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

19.           No Recourse Against Others.

A director, officer, employee or stockholder, as such, of any Issuer or any Guarantor shall not have any liability for any obligations of any Issuer or any Guarantor under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder of a Security by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

20.           Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

21.           CUSIP or ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.           Abbreviations.

Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.           Registration Rights.

The Issuers and the Guarantors have agreed pursuant to the terms of a registration rights agreement (the “Registration Rights Agreement”), for the benefit of the holders of the Securities, that the Issuers and the Guarantors will use their best efforts, and at their cost, to file and cause to become effective a registration statement with respect to a registered offer to exchange the Securities for an issue of notes of the Issuers (the “Exchange Securities”) with terms identical to the Securities, which Exchange Securities will be guaranteed by the Guarantors with terms identical to the Guarantees.  Upon such registration statement being declared effective, the Issuers shall offer the Exchange Securities in return for surrender of the Securities.  In the event that (i) the registration statement relating to the exchange offer is not filed with the SEC on or prior to the 90th day following the Issue Date, (ii) such registration statement is not declared effective by the SEC on or prior to the 180th day following the Issue Date, or (iii) the exchange offer is not consummated on or before the 30th Business Day following the date of effectiveness of the registration statement relating to the exchange offer (each such event referred to in clauses (i) through (iii), a “Registration Default”), then the Issuers will pay additional interest (in addition to the interest otherwise due on the Securities) to each holder of Securities during the first 90-day period immediately following the occurrence of each such Registration Default in an amount equal to 0.25% per annum.  The amount of interest will increase by an additional 0.25% per annum for each subsequent 90-day period until such Registration Default is cured, up to a maximum amount of additional interest of 1.00% per annum.  Such additional interest will be payable in the same manner and to the same Persons as the interest otherwise due on the Securities and will cease accruing on such Securities when the Registration Default has been cured.

24.           Governing Law.

The laws of the State of New York shall govern the Indenture, this Security and the Guarantees without regard to principles of conflicts of law.

The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

SENIOR SUBORDINATED GUARANTEE

The Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Debt, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[GUARANTOR]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code
and social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                               agent to transfer this Security on the books of the Issuers.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Commercial bank, trust company or member firm of the New York Stock Exchange

OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Issuers, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Issuers, state the amount: $                         ($1,000 or an integral multiple thereof)

Dated:	Your signature:

Signature Guarantee:
Commercial bank, trust company or member firm of the New York Stock Exchange

[Insert in Global Securities only]

Schedule A

The initial principal amount of this Security shall be $             .  The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Registrar

EXHIBIT B

[Insert in Global Securities only - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

THIS SECURITY MAY NOT BE OFFERED, TRANSFERRED OR SOLD, WHETHER DIRECTLY OR INDIRECTLY, TO ANY INDIVIDUAL OR LEGAL ENTITY, OTHER THAN TO INDIVIDUALS OR LEGAL ENTITIES, WHETHER SITUATED IN OR OUTSIDE THE NETHERLANDS, WHO OR WHICH TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF THEIR PROFESSION OR TRADE (WHICH INCLUDES BANKS, SECURITIES FIRMS, INVESTMENT INSTITUTIONS, INSURANCE COMPANIES, PENSION FUNDS, OTHER INSTITUTIONAL INVESTORS AND COMMERCIAL ENTERPRISES WHICH REGULARLY, AS AN ANCILLARY ACTIVITY, INVEST IN SECURITIES).

EURAMAX INTERNATIONAL, INC.

EURAMAX INTERNATIONAL HOLDINGS B.V.

CUSIP NO.: 29843Q AB 8

ISIN: US29843Q AB 86

No.

8 1/2% SENIOR SUBORDINATED NOTE DUE 2011

Euramax International Inc., and Euramax International Holdings B.V. promise to pay to [                          ] or registered assigns the principal sum  [Insert in Definitive Securities - of $                             ] [Insert in Global Securities - indicated in Schedule A hereto] on the Maturity Date of August 15, 2011.

Interest Payment Dates: February 15 and August 15

Regular Record Dates: February 1 and August 1

IN WITNESS WHEREOF, EURAMAX INTERNATIONAL INC., and EURAMAX INTERNATIONAL HOLDINGS B.V.  have caused this instrument to be executed in their respective corporate names by the manual or facsimile signatures of their duly authorized officers.

EURAMAX INTERNATIONAL, INC.

By:
Name:
Title:

By:
Name:
Title:

EURAMAX INTERNATIONAL HOLDINGS B.V.

By:
Name:
Title:

Dated:

Certificate of Authentication:

This is one of the 8 1/2% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee

By
Authorized Officer

(REVERSE OF SECURITY)

EURAMAX INTERNATIONAL, INC.

EURAMAX INTERNATIONAL HOLDINGS B.V.

8 1/2% Senior Subordinated Note due 2011

1.             Interest.

Euramax International Inc., a corporation organized under the laws of Delaware (the “Company”), and Euramax International Holdings B.V., a Dutch registered company (“Euramax B.V.” and together with the Company, the “Issuers”), promise to pay interest at the rate of 8 1/2% per annum on the principal amount of this Security semiannually on each Interest Payment Date referred to on the face hereof commencing on February 15, 2004 until the principal hereof is paid or made available for payment.  Interest on the Securities will accrue from and including the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including August 6, 2003, through but excluding the date on which the principal hereof is paid or made available for payment.  If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.

The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the Regular Record Date, which shall be the February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date.  Payment of the principal of and interest on this Security will be made at the agency of the Issuers maintained for that purpose in New York, New York and at any other office or agency maintained by the Issuers for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

3.             Paying Agent and Registrar.

Initially, JPMorgan Chase Bank (the “Trustee”) will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities.  The Issuers or any of their Subsidiaries may act as Registrar and co-Registrar.

4.             Indenture.

This Security is one of a duly authorized issue of Securities of the Issuers, designated as their 8 1/2% Senior Subordinated Notes due 2011 (the “Securities”), issuable under an indenture dated as of August 6, 2003 (the “Indenture”), among the Issuers, the Guarantors party thereto from time to time and the Trustee.  Subject to compliance with the terms of the Indenture, Additional Securities (as defined in the Indenture) may be issued under the Indenture from time to time.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the “Act”) (15 U.S.  Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act.  The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them.  Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Payment on each Security is guaranteed on a senior subordinated basis by the Guarantor pursuant to Article Eleven of the Indenture.

The Securities are subordinated in right of payment to all Senior Debt of the Issuers to the extent and in the manner provided in the Indenture.  Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

5.             Additional Amounts.

The Issuers will pay to the Holders of Securities such Additional Amounts as may become payable under Section 4.19 of the Indenture.

6.             Optional Redemption.

(a)           The Securities may be redeemed, in whole or in part,  at any time prior to  August 15, 2007 at the option of the Company upon not less than 30 nor more than 60 days prior notice mailed to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

(b)           The Securities will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after August 15, 2007 and prior to maturity at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date fixed for redemption (subject to the right of Holders of Securities of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning August 15 of the years indicated:

Year	Percentage
2007	104.250
2008	102.125
2009 and thereafter	100.000

(c)           In addition, prior to August 15, 2006, the Company may redeem up to 35% of the principal amount of the Securities with the net cash proceeds received by the Company from one or more public offerings of Capital Stock of the Company (other than Disqualified Stock), at a redemption price (expressed as a percentage of the principal amount) of 108.50% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for redemption; provided, however, that (1) at least 65% of the aggregate principal amount of the Securities remains outstanding immediately after any such redemption (excluding any Securities owned by the Company or any of its Affiliates), and (2) the redemption occurs within 120 days of the date of the closing of the public equity offering.

7.             Redemption for Changes in Withholding Taxes.

Securities may be redeemed, at the option of the Issuers, as a whole, but not in part (limited to Securities with respect to which payment of an Additional Amount is or may be required), at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date fixed for redemption and any Additional Amounts payable with respect thereto, if the Issuers determine and certify to the Trustee immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Amounts in respect of such Securities as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of The Netherlands or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change, amendment, application or interpretation becomes effective on or after the Issue Date and (ii) such obligation cannot be avoided by the Issuers taking reasonable measures available to them, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts if a payment in respect of such Securities was then due.

8.             Purchase upon Occurrence of a Change of Control.

Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Issuers (or any of them) will commence an Offer to Purchase all outstanding Securities at a purchase price in cash equal to 101% of their principal amount plus accrued interest to the Purchase Date.

9.             Notice of Redemption.

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  The Issuers will also comply with any notice requirements of the stock exchange or exchanges on which the Securities are then listed.  Securities may be redeemed in amounts of $1,000 or an integral multiple of $1,000.  On and after the redemption date, interest ceases to accrue on those Securities or portions of them called for redemption.

10.           Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The Global Security will represent and will be denominated in an amount equal to the aggregate principal amount of all the Securities issued and not yet cancelled.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities during the period beginning on the opening of business 15 days before the day Securities are selected for redemption and during such other periods as are provided for in the Indenture.

11.           Persons Deemed Owners.

Except as provided in paragraph 2, the Holder of this Security may be treated as the owner of this Security for all purposes.

12.           Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Issuers at their request.  After such repayment Holders of Securities entitled to such funds must look to the Issuers for payment unless an abandoned property law designates another Person.

13.           Discharge Prior to Redemption or Maturity.

The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

14.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities.  Without notice to or the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Securities.

15.           Restrictive Covenants.

The Securities are general unsecured senior subordinated obligations of the Issuers.  The Indenture restricts, among other things, the ability of the Issuers or any of their Subsidiaries to permit any Liens to be imposed on their assets or to make certain payments and investments, limits the Indebtedness which the Issuers and their Subsidiaries may incur and limits the terms on which the Issuers may engage in Asset Dispositions.  The Issuers are also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions.  The Company must report quarterly to the Trustee on compliance with certain covenants in the Indenture.

16.           Successor Corporation.

Pursuant to the Indenture, the ability of the Issuers and any Guarantor to consolidate with, merge with or into or transfer their assets to another Person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

17.           Defaults and Remedies.

If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

18.           Trustee Dealings with Issuers.

The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

19.           No Recourse Against Others.

A director, officer, employee or stockholder, as such, of any Issuer or any Guarantor shall not have any liability for any obligations of any Issuer or any Guarantor under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder of a Security by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

20.           Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

21.           Abbreviations.

Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.           CUSIP or ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.           Governing Law.

The laws of the State of New York shall govern the Indenture, this Security and the Guarantees without regard to principles of conflicts of law.

The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

SENIOR SUBORDINATED GUARANTEE

The Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Debt, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[GUARANTOR]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code
and social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                               agent to transfer this Security on the books of the Issuers.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Commercial bank, trust company or member firm of the New York Stock Exchange

OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Issuers, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Issuers, state the amount: $                         ($1,000 or an integral multiple thereof)

Dated:	Your signature:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Commercial bank, trust company or member firm of the New York Stock Exchange

[Insert in Global Securities only]

Schedule A

The initial principal amount of this Security shall be $             .  The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Registrar

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Euramax International, Inc.
Euramax International Holdings B.V.
5445 Triangle Parkway, Suite 350
Norcross, GA  30092

Attention:

[Name and Address of Registrar]

[CHECK ONE IF TRANSFEROR IS AN INSTITUTIONAL ACCREDITED INVESTOR (AND NOT A QIB)]

The Transferor hereof hereby certifies that this Transfer is being made through the initial purchaser through which the Holder acquired the Securities or Book-Entry Interests so transferred.  The initial purchaser through which this Transfer is being made, and that is receiving this certificate, is:

☐                    UBS Securities LLC
299 Park Avenue
New York, New York 10171

☐                    Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

☐                    Other
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Re:  8 1/2% Senior Subordinated Notes due 2011

Reference is hereby made to the Indenture, dated as of August 6, 2003 (the “Indenture”), between Euramax International, Inc. and Euramax International Holdings B.V., as issuers

(the “Issuers”), the Guarantors named therein, and JPMorgan Chase Bank, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the “Transferor”) owns and proposes to transfer the Security[s] or interest in such Security[s] specified in Annex A hereto, in the principal amount of $          in such Security[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

1.  ☐  Check if Transferee will take delivery of Book-Entry Interests in the 144A Global Security or Definitive Securities pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interests or Definitive Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interests or Definitive Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Securities Act legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of Book-Entry Interests in the Regulation S Global Security or Definitive Securities pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Securities Act legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of Book-Entry Interests in the IAI Global Security or Definitive Securities pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Initial Global Securities and Definitive Securities bearing the Securities Act legend and pursuant to and in accordance with the Securities Act, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

(b)  ☐  such Transfer is being effected to the Company or a Subsidiary thereof;

(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act;

(d)  ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 903 or 904, and the Transfer hereby further certifies that the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in an Initial Global Security or Definitive Securities bearing the Securities Act legend and the requirements of the exemption claimed, which certification is supported by (x) if such Transfer is in respect of a principal amount of Securities at the time of Transfer of $250,000 or more, a certificate executed by the Transferee in the form of Exhibit D to the Indenture, or (y) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Securities Act legend printed on the IAI Global Security and/or the Definitive Securities and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of Book-Entry Interests in the Unrestricted Global Security or in Definitive Securities that do not bear the Securities Act legend.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and (ii) the restrictions on transfer contained in the Indenture and the Securities Act legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive Securities will no longer be subject to the restrictions on transfer enumerated in the Securities Act legend printed on the Initial Global Securities, on Definitive Securities bearing the Securities Act legend and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and (ii) the restrictions on transfer contained in the Indenture and the Securities Act legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive Securities will not be subject to the restrictions on transfer enumerated in the Securities Act legend printed on the Initial Global Securities or Definitive Securities bearing the Securities Act legend and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

FORM OF ANNEX A TO CERTIFICATE
OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐  Book-Entry Interests in the

(i)            ☐  144A Global Security (CUSIP                  ), or

(ii)           ☐  Regulation S Global Security (ISIN                 ), or

(iii)          ☐  IAI Global Security (CUSIP                  ); or

(b)           ☐  Definitive Security.

2.             That the Transferee will hold:

[CHECK ONE]

(a)           ☐  Book-Entry Interests in the:

(i)            ☐  144A Global Security (CUSIP                ), or

(ii)           ☐  Regulation S Global Security (ISIN               ), or

(iii) ☐  IAI Global Security (CUSIP                ), or

(iv)          ☐  Unrestricted Global Security (CUSIP              ); or

(b)           ☐  Definitive Securities that bear the Securities Act Legend;

(c)           ☐  Definitive Security that does not bear the Securities Act Legend;

in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Euramax International, Inc.
Euramax International Holdings B.V.
5445 Triangle Parkway, Suite 350
Norcross, GA  30092

Attention:
[Name and Address of Registrar]

[CHECK INITIAL PURCHASER THROUGH WHICH NOTES OR BOOK-ENTRY INTERESTS ARE BEING ACQUIRED]

☐                    UBS Securities LLC
299 Park Avenue
New York, New York 10171

☐                    Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

☐                    Other
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Re:  8 1/2% Senior Subordinated Notes due 2011

Reference is hereby made to the Indenture, dated as of August 6, 2003 (the “Indenture”), among Euramax International, Inc. and Euramax International Holdings B.V., as issuers (the “Issuers”), the Guarantors named therein and JPMorgan Chase Bank as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                 aggregate principal amount of:

(a)           ☐  Book-Entry Interests, or

(b)           ☐  Definitive Securities,

we confirm that:

1.             We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so by making such sale through the Initial Purchasers through which we acquired such Securities or such interest, and only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S.  broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Securities, at the time of transfer of less than $250,000 an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Securities or Book-Entry Interests from us a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Securities or Book-Entry Interests, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Securities purchased by us will bear a legend to the foregoing effect.  We further understand that any subsequent transfer by us of the Securities or Book-Entry Interests therein acquired by us must be effected through one of the Initial Purchasers.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Securities or Book-Entry Interests purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE

Euramax International, Inc.
Euramax International Holdings B.V.
5445 Triangle Parkway, Suite 350
Norcross, GA  30092

Attention:

[Name and Address of Registrar]

[CHECK ONE IF HOLDER IS AN INSTITUTIONAL ACCREDITED INVESTOR (AND NOT A QIB)]

The Initial Purchaser through which the Holder acquired the Securities or Book-Entry Interests, and that is receiving this certificate, is

☐                    UBS Securities LLC
299 Park Avenue
New York, New York 10171

☐                    Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

☐                    Other
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Re:                               8 1/2% Senior Subordinated Notes due 2011
(CUSIP                          )

Reference is hereby made to the Indenture, dated as of August 6, 2003 (the “Indenture”), between Euramax International, Inc. and Euramax International Holdings B.V., as issuers (the “Issuers”), the Guarantors named therein and JPMorgan Chase Bank, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Holder”) owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $            in such Security[s] or interests (the “Exchange”).  In connection with the Exchange, the Holder hereby certifies that:

1.             Exchange of Restricted Definitive Securities or Restricted Book-Entry Interests for Definitive Securities that do not bear the Securities Act legend or Unrestricted Book-Entry Interests

(a)           ☐  Check if Exchange is from Restricted Book-Entry Interest to Unrestricted Book-Entry Interest.  In connection with the Exchange of the Holder’s Restricted Book-Entry Interest for Unrestricted Book-Entry Interests in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Book-Entry Interests are being acquired for the Holder’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”) and (iii) the restrictions on transfer contained in the Indenture and the Securities Act legend are not required in order to maintain compliance with the Securities Act.

(b)           ☐  Check if Exchange is from Restricted Book-Entry Interest to Definitive Securities that do not bear the Securities Act legend.  In connection with the Exchange of the Holder’s Restricted Book-Entry Interests for Definitive Securities that do not bear the Securities Act legend, the Holder hereby certifies (i) the Definitive Securities are being acquired for the Holder’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Initial Global Securities and pursuant to and in accordance with the Securities Act, and (iii) the restrictions on transfer contained in the Indenture and the Securities Act legend are not required in order to maintain compliance with the Securities Act.

(c)           ☐  Check if Exchange is from Restricted Definitive Securities to Unrestricted Book-Entry Interests.  In connection with the Holder’s Exchange of Restricted Definitive Securities for Unrestricted Book-Entry Interests, (i) the Unrestricted Book-Entry Interests are being acquired for the Holder’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and (iii) the restrictions on transfer contained in the Indenture and the Securities Act legend are not required in order to maintain compliance with the Securities Act.

(d)           ☐  Check if Exchange is from Restricted Definitive Securities to Definitive Securities that do not bear the Securities Act legend.  In connection with the Holder’s Exchange of a Restricted Definitive Security for Definitive Securities that do not bear the Securities Act legend, the Holder hereby certifies (i) the Definitive Securities that do not bear the Securities Act legend are being acquired for the Holder’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive

E-2

Securities and pursuant to and in accordance with the Securities Act and (iii) the restrictions on transfer contained in the Indenture and the Securities Act legend are not required in order to maintain compliance with the Securities Act.

2.  Exchange of Restricted Definitive Securities or Restricted Book-Entry Interests for Restricted Definitive Securities or Restricted Book-Entry Interests

(a)           ☐  Check if Exchange is from Restricted Book-Entry Interests to Restricted Definitive Security.  In connection with the Exchange of the Holder’s Restricted Book-Entry Interest for Restricted Definitive Securities with an equal principal amount, (i) the Restricted Definitive Securities are being acquired for the Holder’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Initial Global Securities and pursuant to and in accordance with the Securities Act.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Securities issued will be subject to the restrictions on transfer enumerated in the Securities Act legend printed on the Restricted Definitive Securities and in the Indenture and the Securities Act.

(b)           ☐  Check if Exchange is from Restricted Definitive Securities to Restricted Book-Entry Interests.  In connection with the Exchange of the Holder’s Restricted Definitive Security for Restricted Book-Entry Interests in the [CHECK ONE] ☐ 144A Global Security, ☐ Regulation S Global Security, ☐ IAI Global Security with an equal principal amount, (i) the Restricted Book-Entry Interests are being acquired for the Holder’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Security and pursuant to and in accordance with the Securities Act.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Book-Entry Interests issued will be subject to the restrictions on transfer enumerated in the Securities Act legend printed on the Restricted Definitive Securities and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Holder]

By:
Name:
Title:

Dated:

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